UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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Barnes & Noble, Inc.

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122 Fifth Avenue

New York, New York 10011

April 16, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of Barnes & Noble, Inc. The meeting will be held at 9:00 a.m., Eastern Time, on Tuesday, June 2, 2009 at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and postage paid return envelope.

Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2009: This Proxy Statement and the Company’s 2008 Annual Report to Stockholders are available online at www.barnesandnobleinc.com/proxystatement and www.barnesandnobleinc.com/annualreport, respectively.

Sincerely,

JENNIFER M. DANIELS
General Counsel and Corporate Secretary

122 Fifth Avenue

New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2009

The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the “Company”) will be held at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York, at 9:00 a.m., Eastern Time, on Tuesday, June 2, 2009 for the following purposes:

1.	To elect three Directors to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve the Barnes & Noble, Inc. 2009 Incentive Plan;

3.	To approve the Barnes & Noble, Inc. 2009 Executive Performance Plan;

4.	To ratify the appointment of BDO Seidman, LLP as independent registered public accountants for the Company’s fiscal year ending January 30, 2010; and

5.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of Common Stock as of the close of business on April 8, 2009 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

JENNIFER M. DANIELS

General Counsel and Corporate Secretary

New York, New York

April 16, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AND SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

BARNES & NOBLE, INC.

122 Fifth Avenue

New York, New York 10011

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2009

INTRODUCTION

This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about April 16, 2009 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the “Company”), of proxies for use at the annual meeting of stockholders to be held on June 2, 2009 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the approval of the Company’s 2009 Incentive Plan (the “Incentive Plan”), FOR the approval of the Company’s 2009 Executive Performance Plan (the “Performance Plan”), FOR the ratification of the appointment of BDO Seidman, LLP as independent registered public accountants for the Company’s fiscal year ending January 30, 2010 (collectively, the “Proposals”), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Corporate Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

Only holders of record of the Company’s voting securities as of the close of business on April 8, 2009 are entitled to notice of and to vote at the Meeting. As of the record date, 56,770,115 shares of Common Stock, par value $.001 per share (“Common Stock”), were outstanding, which number includes 1,201,003 shares of unvested restricted stock that have voting rights and are held by members of the Board of Directors and the Company’s employees. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

Vote Required

The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified.

The proposal to approve the Incentive Plan will require, under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Meeting, provided that the total votes cast on the matter represents more than 50% in interest of all shares entitled to vote thereon.

The proposal to approve the Performance Plan and the proposal to ratify the appointment of the Company’s independent registered public accountants will require the affirmative vote of a majority of the votes cast on the proposal in person or by proxy at the Meeting.

Abstentions and Broker Non-Votes

With respect to the proposal to elect the three nominees for Director, the proposal to approve the Performance Plan and the proposal to ratify the appointment of the Company’s independent registered public accountants, abstentions and “broker non-votes” will not be included in vote totals and will have no effect on the outcome of these proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner.

With respect to the proposal to approve the Incentive Plan, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. Therefore, “broker non-votes” will not be considered as votes cast with respect to this proposal and so will have no effect on the vote, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner.

Abstentions and “broker non-votes” are included in determining whether a quorum is present.

It should be noted that all of the Directors and executive officers of the Company, together with the principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 32.4% of the Common Stock outstanding as of April 8, 2009, and have advised the Company that they intend to vote FOR all of the Proposals.

A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 2010 annual meeting of stockholders and three members whose terms expire at the 2011 annual meeting of stockholders.

Background information with respect to the Board of Directors and nominees for election as Directors appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age	Director Since	Position
Leonard Riggio	68	1986	Founder and Chairman of the Board
Stephen Riggio	54	1993	Vice Chairman and Chief Executive Officer
George Campbell Jr.	63	2008	Director
Michael J. Del Giudice	66	1999	Director
William Dillard, II	64	1993	Director
Patricia L. Higgins	59	2006	Director
Irene R. Miller	56	1995	Director
Margaret T. Monaco	61	1995	Director
Lawrence S. Zilavy	58	2006	Director

At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. William Dillard, II, Patricia L. Higgins and Irene R. Miller are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2012. The terms of Leonard Riggio, Michael J. Del Giudice and Lawrence S. Zilavy expire in 2010, and the terms of Stephen Riggio, Margaret T. Monaco and George Campbell Jr. expire in 2011. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors. Mr. Matthew A. Berdon was also a member of the Board during the fiscal year ended January 31, 2009 (“fiscal 2008”), having joined the Board in 1992, and his term on the Board expired in June 2008. Mr. William F. Reilly (deceased) was also a member of the Board during fiscal 2008, having joined the Board in 2006.

Nominees for Election as Director

The following individuals are nominees for Director at the Meeting:

William Dillard, II has been a Director of the Company since November 1993. Mr. Dillard serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Dillard has been the Chief Executive Officer of Dillard’s, Inc. (“Dillard’s”) since May 1998 and he has been a director of Dillard’s since 1968. He was appointed Chairman of Dillard’s in May 2002. Mr. Dillard is also a member of the JPMorganChase & Co. National Advisory Board, the JPMorganChase & Co. Dallas Region Advisory Board and a director of Acxiom Corp.

Patricia L. Higgins has been a Director of the Company since June 2006. Ms. Higgins serves as Chair of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. Ms. Higgins was President, Chief Executive Officer and a director of Switch and Data Facilities Company, Inc., a leading provider of neutral interconnection and collocation services, from September 2000 to February 2004. Prior to that, she served as Chairman and Chief Executive Officer of The Research Board from May 1999 to August 2000 and Vice President and Chief Information Officer of Alcoa Inc. from January 1997 to April 1999. Ms. Higgins is also a director of Travelers, Visteon, Dycom Industries and Internap. Ms. Higgins was a director of Barnes & Noble.com from 1999 to 2004.

Irene R. Miller has been a Director of the Company since May 1995. Ms. Miller serves on the Corporate Governance and Nominating Committee. Ms. Miller has been the Chief Executive Officer of Akim, Inc., an investment management and consulting firm, since July 1997. From September 1995 to June 1997, she was Vice Chairman of the Company as well as Chief Financial Officer of the Company, a position she held since September 1993. Ms. Miller is also a Director of Coach, Inc., Inditex, S.A. and TD Bank Financial Group.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

Leonard Riggio is the founder of the Company and has been Chairman of the Board and a principal stockholder since its inception in 1986. He served as Chief Executive Officer from 1986 through February 2002. Since 1965, he has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Booksellers, Inc. (“B&N College”), one of the nation’s largest operators of college bookstores. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc. (“MBS”), one of the nation’s largest wholesalers of college textbooks. He is also a director of GameStop Corp. (“GameStop”), a national video game retailer. Mr. Riggio is the brother of Stephen Riggio, Vice Chairman and Chief Executive Officer of the Company.

Stephen Riggio has been a Director of the Company since September 1993, and was appointed Vice Chairman in December 1997. He was named Chief Executive Officer of the Company in February 2002. Mr. Riggio served as Chief Operating Officer of the Company from February 1995 until December 1997. Mr. Riggio is Leonard Riggio’s brother.

George Campbell Jr. has been a Director of the Company since 2008. Mr. Campbell serves on the Compensation Committee. He has been the President of The Cooper Union for the Advancement of Science and Art, an all honors college and one of America’s most selective institutions of higher education, since July 2000. Mr. Campbell is also a director of Con Edison, Inc. and the New York State Foundation for Science, Technology and Innovation. He is also a Trustee of Rensselaer Polytechnic Institute, Montefiore Medical Center, and the Woodrow Wilson National Fellowship Foundation. Mr. Campbell is also a Fellow of the American Association for the Advancement of Science and the New York Academy of Sciences.

Michael J. Del Giudice has been a Director of the Company since 1999. Mr. Del Giudice serves as Chair of the Compensation Committee and as a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Del Giudice is a Co-Founder and Senior Managing Director of Millennium Capital Markets LLC, an investment banking firm. He is Chairman of Rockland Capital Energy Investments LLC, Lead Director of the Board of Directors of Con Edison, Inc., a member of the boards of Fusion Telecommunications Intl. and Reis, Inc., Vice Chairman of the Board of Trustees of the New York Racing Association, and a member of the Board of Advisors of Corinthian Capital Group, LLC, a private equity firm. He also serves as Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group.

Margaret T. Monaco has been a Director of the Company since May 1995. Ms. Monaco is a member of the Audit Committee. Ms. Monaco resumed her position as Principal of Probus Advisors, a financial and management consulting firm, in October 2003. Ms. Monaco was the Chief Operating Officer of Merrill Lynch Ventures, LLC and KECALP, Inc., wholly-owned subsidiaries of Merrill Lynch & Co., Inc., from November 1999 to October 2003. She had been the Chief Administrative Officer of those entities from April 1998 to November 1999. Ms. Monaco had been the Principal of Probus Advisors from July 1993 to April 1998. Ms. Monaco is also a director of the W. P. Stewart Growth Fund.

Lawrence S. Zilavy has been a Director of the Company since June 2006. Mr. Zilavy has served as a Senior Vice President of B&N College since May 2006. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning of the Company from May 2003 to November 2004 and Chief Financial Officer from June 2002 through April 2003. Mr. Zilavy is a director of GameStop Corp., The Hain Celestial Group, Inc. and the non-profit Community Resource Exchange.

Meetings and Committees of the Board

The Board of Directors met nine times during fiscal 2008. All Directors attended at least 75% of all of the meetings of the Board of Directors (other than Mr. Reilly (deceased)). All Directors also attended at least 75% of all the meetings of the respective committees of the Board on which they served in fiscal 2008 (other than Mr. Reilly (deceased)). Based on information supplied to it by the Directors, the Board of Directors has affirmatively determined that each of George Campbell Jr., Michael J. Del Giudice, William Dillard, II, Patricia L. Higgins, Irene R. Miller and Margaret T. Monaco are “independent” under the listing standards of the New York Stock Exchange (the “NYSE”), and have made such determination based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent registered public accountants, conferring with the independent registered public accountants concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions (see Certain Relationships and Related Transactions on page 34 of this Proxy Statement) and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board of Directors has adopted a written charter setting out these functions of the Audit Committee, a copy of which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. Throughout fiscal 2008 the members of the Audit Committee were, and currently are, Ms. Higgins (Chair), Mr. Del Giudice and Ms. Monaco. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has also determined that each member of the Audit Committee has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met nine times during fiscal 2008.

Compensation Committee. The principal function of the Compensation Committee is to review and approve the compensation and employment arrangements for the Company’s executive officers. The Compensation Committee is also responsible for administering the Company’s 2004 Incentive Plan and 2004 Executive Performance Plan, each as amended, and will be responsible for administering the Company’s proposed Incentive Plan and Performance Plan, if approved. From February 3, 2008 to June 2, 2008, the members of the Compensation Committee were Mr. Del Giudice (Chair), Mr. Dillard and Mr. Reilly. From June 3, 2008 to October 17, 2008, the members of the Compensation Committee were Mr. Del Giudice (Chair), Mr. Campbell, Mr. Dillard and Mr. Reilly. Effective October 18, 2008, the members of the Compensation Committee were, and currently are, Mr. Del Giudice (Chair), Mr. Campbell and Mr. Dillard. All members of the Compensation Committee meet the independence standards of the NYSE. The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Compensation Committee met four times during fiscal 2008.

Corporate Governance and Nominating Committee. The function of the Corporate Governance and Nominating Committee is to, among other things, seek qualified individuals to serve as Directors of the Company. The Corporate Governance and Nominating Committee also has primary responsibility for overseeing the corporate governance of the Company. The Corporate Governance and Nominating Committee was previously named the Nominating and Corporate Governance Committee. Prior to April 8, 2008, the members of the Corporate Governance and Nominating Committee were Mr. Dillard (Chair), Mr. Del Giudice and Ms. Higgins. Effective April 8, 2008, the members of the Corporate Governance and Nominating Committee were, and currently are, Mr. Dillard (Chair), Mr. Del Giudice, Ms. Higgins and Ms. Miller, all of whom meet the independence standards of the NYSE. The Board of Directors has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Corporate Governance and Nominating Committee met three times during fiscal 2008.

Minimum Qualifications

The Company does not set specific criteria for Directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each Director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (iii) the relative standing of the Company and its businesses in relation to its competitors.

Nominating Process

Although the process for identifying and evaluating candidates to fill vacancies and/or expand the Board will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent Directors, stockholders (as described below), Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the Corporate Governance and Nominating Committee may ask each Director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management, and if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members, Company management, third-party search firms or other sources.

After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board.

When nominating a sitting Director for re-election at an annual meeting, the Corporate Governance and Nominating Committee will consider the Director’s performance on the Board and its committees and the Director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder-Nominated Directors

The Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. Any stockholder wishing to submit a candidate for consideration should send the following information to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011: (i) stockholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and the Company; and (vi) a signed statement from the candidate, confirming his or her willingness to serve on the Board. In accordance with the Company’s Bylaws, in order for the Company to consider a candidate submitted by a stockholder, the Company must receive the foregoing information not less than 30 days, nor more than 60 days, prior to a meeting of the Company’s stockholders for the election of Directors; provided, that if less than 40 days’ notice or prior public disclosure of such meeting is given to stockholders, the Company must receive the foregoing information no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. The Company’s Corporate Secretary will promptly forward such materials to the Corporate Governance and Nominating Committee. The Company’s Corporate Secretary also will maintain copies of such materials for future reference by the Corporate Governance and Nominating Committee when filling Board positions.

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, Directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.barnesandnobleinc.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them, in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Code of Ethics for Senior Financial Officers

The Board of Directors has also adopted a Code of Ethics applicable to the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and Controller, which is available on the Company’s website at www.barnesandnobleinc.com. A copy of the Code of Ethics for Senior Financial Officers is available in print to any stockholder who requests it, in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Non-Management Directors

In accordance with the Corporate Governance Guidelines, the independent non-management Directors of the Company hold regular executive sessions without management present. The Board of Directors has determined that the Chair of the Committee responsible for the principal subject matter to be discussed at the executive session will preside at the executive session.

Communications Between Stockholders and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board or to any individual Director or Directors (including the non-management Directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All Board members are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All current Directors (with the exception of Mr. Dillard) attended the 2008 annual meeting of stockholders.

Executive Officers

The Company’s executive officers, as well as additional information with respect to such persons, are set forth in the table below:

Name	Age	Position
Leonard Riggio	68	Founder and Chairman of the Board
Stephen Riggio	54	Vice Chairman and Chief Executive Officer
Mitchell S. Klipper	51	Chief Operating Officer
Joseph J. Lombardi	47	Chief Financial Officer
William J. Lynch, Jr.	38	President of Barnes & Noble.com
J. Alan Kahn	62	President of the Barnes & Noble Publishing Group
William F. Duffy	53	Executive Vice President of Distribution and Logistics
Mary Ellen Keating	52	Senior Vice President of Corporate Communications and Public Affairs
Mark Bottini	48	Vice President and Director of Stores
Jaime Carey	48	Vice President and Chief Merchandising Officer
Jennifer M. Daniels	45	Vice President, General Counsel and Corporate Secretary
David S. Deason	50	Vice President of Barnes & Noble Development
Christopher Grady-Troia	57	Vice President and Chief Information Officer
Allen W. Lindstrom	42	Vice President, Corporate Controller
Michelle Smith	56	Vice President of Human Resources

Information with respect to executive officers of the Company who also are Directors is set forth in “Information Concerning the Directors and Nominees” above.

Mitchell S. Klipper has been the Chief Operating Officer of the Company since February 2002. Prior to that, he was the President of Barnes & Noble Development, the group responsible for selecting, designing and constructing new store locations, and an Executive Vice President of the Company from December 1995 to February 2002.

Joseph J. Lombardi has been Chief Financial Officer of the Company since May 2003. Previously, he was Vice President and Controller from May 2002 to May 2003. Prior to joining the Company, Mr. Lombardi served as Chief Financial Officer at The Museum Company, Inc. from August 1999 to May 2002. From August 1995 through July 1999, he was the Vice President and Controller of Toys ‘R’ Us, Inc. Prior to that, he was a Partner at Ernst & Young LLP. Mr. Lombardi is a Certified Public Accountant.

William J. Lynch, Jr. joined the Company as President of Barnes & Noble.com in February 2009. Previously, he held the title of Executive Vice President of Marketing and General Manager of HSN.com from January 2007 to January 2009. From November 2004 to June 2008, he was Chief Executive Officer and Co-Founder of Gifts.com, a wholly owned subsidiary of IAC. Prior to that, Mr. Lynch was Vice President and General Manager, e-commerce, for Palm Inc.

J. Alan Kahn has been the President of the Barnes & Noble Publishing Group since February 2002. Mr. Kahn was the Chief Operating Officer of the Company from December 1997 to February 2002. Prior to that, Mr. Kahn was Chief Executive Officer of B&N College.

William F. Duffy has been the Executive Vice President of Distribution and Logistics for the Company since February 2002. Prior to that, he served as Vice President, Operations, Fulfillment and Customer Service of Barnes & Noble.com from January 1999 to February 2002. Prior to his position at Barnes & Noble.com, he was Vice President and General Manager of the Company’s mail-order catalogue and before that he was Vice President, Finance. He was also a Director of Barnes & Noble.com from its inception in February 1997 to October 1998.

Mary Ellen Keating joined the Company as Senior Vice President, Corporate Communications and Public Affairs in January 1998. Prior to that, she was an executive with Hill and Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill and Knowlton’s flagship New York Office.

Mark Bottini has been the Vice President and Director of Stores of the Company since October 2003. Prior to that, he was a Regional Director of the Company in New York from December 2000 to October 2003. Mr. Bottini served as a Regional Director of the Company in Chicago from April 1999 to December 2000 and a District Manager of the Company in New York from September 1995 to April 1999. Mr. Bottini began his career with the Company as a District Manager for B. Dalton Booksellers from October 1991 to September 1995.

Jaime Carey has been Chief Merchandising Officer since May 2008. Mr. Carey was Vice President of Newsstand from January 2005 through April 2008. Prior to that, he was Director of Newsstand from September 2003 to January 2005. Prior to joining the Company, Mr. Carey served as Vice President of Client Services for Curtis Circulation Company.

Jennifer M. Daniels has been Vice President, General Counsel and Corporate Secretary of the Company since August 2007. Prior to that, Ms. Daniels held senior positions in IBM’s legal department, where she served as an attorney for more than 16 years, including: Vice President, Assistant General Counsel, and Chief Trust and Compliance Officer with worldwide responsibility for IBM’s legal and regulatory compliance; Vice President and Assistant General Counsel for Litigation; and Vice President and General Counsel, IBM Americas. Ms. Daniels serves as President of the Board of Trustees of the Greenwich Country Day School.

David S. Deason joined the Company in January 1990 as a Director of Real Estate and became Vice President of Barnes & Noble Development in January 1997.

Christopher Grady-Troia has been the Chief Information Officer of the Company since October 2004. Prior to that, he was Vice President of Information Technology from May 2002 to October 2004. Mr. Troia began his career with the Company as a Systems Manager in 1993. Prior to that, he was Assistant Director of Information Technology at Ann Taylor Stores Corporation and a Director of Application Development at Lord & Taylor.

Allen W. Lindstrom has been Vice President, Corporate Controller of the Company since November 2007. Prior to joining the Company, Mr. Lindstrom was Chief Financial Officer at Liberty Travel, Inc. from April 2002 to November 2007. From April 2000 to April 2002, he was Financial Controller of The Museum Company, Inc. Prior to that, he held various positions at Toys ‘R’ Us, Inc. from February 1993 to April 2000. Mr. Lindstrom is a Certified Public Accountant.

Michelle Smith became Vice President of Human Resources of the Company in November 1996. Ms. Smith joined the Company in September 1993 as Director of Human Resources. Ms. Smith is a member of the Society for Human Resource Management and serves on the Health and Employee Benefits Committee and Employment Law Committee of the National Retail Federation.

The Company’s officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of March 31, 2009, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Shares Beneficially Owned(1)
Leonard Riggio	18,564,295	(2)	32.1%
c/o Barnes & Noble, Inc. 122 Fifth Avenue New York, New York 10011
Arnhold and S. Bleichroeder Advisors, LLC	7,064,662	(3)	12.4%
1345 Avenue of the Americas New York, New York 10105
The Yucaipa Companies LLC	4,584,313	(4)	8.1%
9130 W. Sunset Boulevard Los Angeles, California 90069
Aletheia Research and Management, Inc.	3,520,329	(5)	6.2%
100 Wilshire Boulevard, Suite 1960 Santa Monica, California 90401
Stephen Riggio	2,479,530	(6)	4.2%
Mitchell S. Klipper	1,061,114	(7)	1.8%
J. Alan Kahn	245,400	(8)	*
Joseph J. Lombardi	107,848	(9)	*
David S. Deason	104,288	(10)	*
Margaret T. Monaco	91,789	(11)	*
William Dillard, II	85,789	(12)	*
Irene R. Miller	47,483	(13)	*
Michael J. Del Giudice	43,128	(14)	*
Patricia L. Higgins	28,707	(15)	*
Lawrence S. Zilavy	28,707	(16)	*
George Campbell Jr.	4,269	(17)	*
All Directors and executive officers as a group (22 persons)	22,585,066	(18)	37.1%

*	Less than 1%.

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after March 31, 2009, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

(2)

Includes (i) 5,467,934 shares owned by B&N College (Mr. Riggio and his wife own all of the voting securities of B&N College), (ii) 966,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, (iii) 990,740 shares issuable upon the exercise of stock options, 964,202 of which are held for the benefit of Stephen Riggio by an agreement dated July 24, 2002, as amended, (iv) 15,754 restricted shares, and (v) 712,473 shares held in a rabbi trust established by the Company for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement. Under the arrangement, Mr. Riggio is entitled to 712,473 shares of Common Stock within 30 days following the earliest of: (i) his death; (ii) a sale of all or substantially all of the assets of the

Company; or (iii) a sale of a “controlling interest” in the Company (defined as 40% or more of the Company’s outstanding Common Stock). The shares of Common Stock owned by Mr. Riggio are, and in the future may be, pledged as collateral for certain loans, including loans which were used to purchase Common Stock. The failure of Mr. Riggio to repay such loans, together with any sale by the pledgees of the pledged Common Stock, could result in a change of control of the Company.

(3)	This information is based upon a Schedule 13G/A filed with the SEC in February 2009.

(4)	This information is based upon a Schedule 13G filed with the SEC in February 2009.

(5)	This information is based upon a Schedule 13D filed with the SEC in January 2009.

(6)	Of these shares, 2,379,545 are issuable upon the exercise of stock options, including 964,202 of which are held by Leonard Riggio for the benefit of Stephen Riggio by an agreement dated July 24, 2002, as amended, and 35,619 are restricted shares.

(7)	Of these shares, 876,814 are issuable upon the exercise of stock options and 80,064 are restricted shares.

(8)	Of these shares, 235,814 are issuable upon the exercise of stock options and 5,767 are restricted shares.

(9)	Of these shares, 2,070 are issuable upon the exercise of stock options and 56,191 are restricted shares.

(10)	Of these shares, 57,970 are issuable upon the exercise of stock options and 43,009 are restricted shares.

(11)	Of these shares, 76,612 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(12)	Of these shares, 76,612 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(13)	Of these shares, 38,306 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(14)	Of these shares, 34,536 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(15)	Of these shares, 20,000 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(16)	Of these shares, 20,000 are issuable upon the exercise of stock options and 7,264 are restricted shares.

(17)	Of these shares, 4,269 are restricted shares.

(18)	Of these shares, 4,184,746 are issuable upon the exercise of stock options and 572,783 are restricted shares.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis summarizes the Company’s philosophy and objectives regarding the compensation of its Chairman, Chief Executive Officer, Chief Financial Officer and the executive officers named in the Summary Compensation Table (collectively, the “named executive officers”), including how the Company determines elements and amounts of executive compensation. For fiscal 2008, the Company’s named executive officers are Stephen Riggio, Chief Executive Officer, Mitchell S. Klipper, Chief Operating Officer, Joseph J. Lombardi, Chief Financial Officer, J. Alan Kahn, President of Barnes & Noble Publishing Group, and David S. Deason, Vice President of Development. Information is also presented regarding Leonard Riggio, Chairman, and Marie J. Toulantis, the former Chief Executive Officer of the Company’s subsidiary, barnesandnoble.com llc (“Barnes & Noble.com”).

The following Compensation Discussion and Analysis should be read in conjunction with the report of the Compensation Committee of the Board of Directors (the “Committee”), which immediately follows below.

Overview of Compensation Program

The Committee has the responsibility for establishing, implementing and overseeing the Company’s compensation program for the named executive officers. The Committee reviews and approves the Company’s compensation principles and the compensation of the named executive officers.

Compensation Principles

The Company’s compensation program for the named executive officers is based upon the following guiding principles:

1.	Pay for performance — The compensation program is designed to reward the named executive officers for attaining established goals that require the dedication of their time, efforts, skills and business experience to the success of the Company and the maximization of stockholder value. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus and is measured principally by the Company’s consolidated EBITDA (earnings before interest, taxes, depreciation and amortization). Long-term performance is rewarded through restricted stock awards (“stock awards”), the value of which are measured in the performance of the Company’s stock price.

2.	Pay competitively — The compensation program is designed to be competitive relative to similarly situated executives at peer companies and to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company.

3.	Align pay to business objectives and long-term strategy — The compensation program is designed to reward and motivate the named executive officers’ individual and team performance in attaining business objectives and maximizing stockholder value. Compensation awards are based on the fundamental principle of aligning the long-term interests of the named executive officers with those of the Company’s stockholders.

Role of Executive Officers in Compensation Decisions for the Named Executive Officers

The Chairman and the Chief Executive Officer annually review the performance of each of the other named executive officers. The performance of the Chairman and the Chief Executive Officer is reviewed annually by the Committee. The Chairman’s and the Chief Executive Officer’s compensation recommendations reached following these reviews are presented to the Committee, together with the Chairman’s compensation recommendations with respect to the Chief Executive Officer. The Chairman’s compensation is determined exclusively by the Committee. The Committee considers all key elements of compensation separately and also reviews the full compensation package afforded by the Company to the named executive officers, including insurance and other benefits. In accordance with the Company’s compensation principles, the Committee considers the full compensation package provided to the named executive officers in light of: (1) the Company’s business performance; (2) the performance of the Company’s stock price; and (3) the compensation provided by the Company’s peers. Based on its judgment and expertise, the Committee can exercise its discretion in modifying any or all recommended elements of compensation or awards to the named executive officers. The Committee also reviews recommendations regarding stock awards to all executive officers of the Company.

Retention of Consultants

The Committee has retained a compensation consultant as more fully described below. The Committee has established procedures that it considers adequate to ensure that the advice of consultants to the Committee remains objective and is not influenced by the Company’s management. All of the decisions with respect to determining the amount or form of executive and Director compensation under the Company’s executive and Director compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by compensation consultants.

In the fourth quarter of fiscal 2008, the Committee resolved to retain Mercer (US) Inc., (“Mercer”) to provide information, analyses and advice regarding executive compensation and other matters, as described below. Mercer had previously been retained by the Committee in the second quarter of the fiscal year ended February 2, 2008 (“fiscal 2007”) to provide similar services for fiscal 2007, and a representative of Mercer has attended meetings of the Committee, upon request, since the second quarter of fiscal 2007. The Mercer consultant who performs these services reports directly to the Committee Chair. The Company also retains Mercer and its related entities to perform other services.

At the Committee’s direction, Mercer provided the following services for the Committee during fiscal 2008:

•	Assisted in identifying an appropriate peer group for the Company in making compensation decisions. (See Compensation Peer Group below).

•	Conducted a review and evaluation of executive compensation, including a pay-performance alignment assessment, relative to the Company’s peer group;

•

Conducted an evaluation of the competitive positioning of the Company’s named executive officers’ base salaries and annual and long-term incentive compensation relative to the Company’s peer group and the broader industry;

•

Conducted an assessment of the alignment of Company executive compensation levels and compensation mix relative to performance of the Company against its peer group and relative to the Company’s articulated compensation principles;

•	Provided ongoing advice as needed on the design of the Company’s compensation program; and

•	Assisted with the preparation of the Compensation Discussion and Analysis for this Proxy Statement.

In the course of conducting its activities in fiscal 2008, Mercer attended three meetings of the Committee and presented its findings and recommendations for discussion. With the consent of the Committee Chair, Mercer may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignments and may make reports and presentations to and on behalf of the Committee that the executive officers also receive.

Establishment of Competitiveness

Compensation Peer Group

Based on analysis by Mercer, the Committee adopted the following peer group against which to compare the Company’s executive compensation levels and practices. The companies were chosen because they have similar business characteristics to that of the Company: multi-outlet retail organizations selling moderately-priced merchandise. The median revenues and market capitalization of the peer group approximates those of the Company.

Compensation Peer Group

Company Name	Revenue(1)	Market Capitalization(2)
	($MM)	($MM)
Limited Brands, Inc.	$9,043	$2,551
Officemax, Inc.	$8,267	$419
Bed Bath & Beyond Inc.	$7,049	$6,033
Autozone, Inc.	$6,523	$7,637
Blockbuster, Inc.	$5,288	$215
Petsmart, Inc.	$5,065	$2,386
Radioshack Corp.	$4,225	$1,433
Williams-Sonoma, Inc.	$3,361	$837
Dicks Sporting Goods, Inc.	$4,130	$944
Borders Group, Inc.	$3,821	$27
Zale Corp.	$2,138	$40
Retail Ventures, Inc.	$1,872	$116

Peer Group Median	$4,645	$890

(1)	Most recently reported fiscal year

(2)	As of January 31, 2009

Competitiveness

Based on the Mercer analysis, total cash compensation of the named executive officers of the Company approximates the 75th percentile of the peer group. Total direct compensation (base salary, performance-based annual bonus at target and long-term equity) is between the 25th and 50th percentiles for the named executive officers. With the assistance of Mercer, the Committee is continuing to evaluate the compensation levels and compensation mix of the Company’s executive officers.

Key Elements of Compensation

The Company has entered into employment agreements with its Chief Executive Officer and Chief Operating Officer, which establish minimum levels of compensation.1 These employment agreements, which cover certain key elements of the Company’s executive compensation package, as well as severance and termination benefits, are discussed below (see “Employment Agreements”).

Consistent with the Company’s compensation principles, the following elements make up the compensation of the named executive officers:

•	Base Salary

•	Performance-based Annual Bonus

•	Long-term equity: Restricted Stock

•	Discretionary Awards

•	Retirement, Other Benefits and Limited Perquisites

The mix of compensation between these elements is designed to strike the appropriate balance by rewarding annual performance in a competitive marketplace while also aligning the long-term interests of the Company’s named executive officers with those of the Company’s stockholders. Set out below are pie charts showing the overall compensation mix for each of the Chairman of the Board, the Chief Executive Officer and the weighted average mix for the remaining named executive officers.

[1]	As reported on the Company’s Current Report on Form 8-K filed on October 10, 2008, Marie J. Toulantis, the Chief Executive Officer of Barnes & Noble.com, resigned from the Company on August 19, 2008 and, on October 8, 2008, Barnes & Noble.com entered into a Letter Agreement with her with respect to the termination of her employment (the “Toulantis Letter Agreement”). As reported on the Company’s Current Report on Form 8-K filed on January 8, 2009, William J. Lynch, Jr., the President of Barnes & Noble.com, joined the Company on February 2, 2009 and, in connection therewith, entered into an employment agreement with the Company on January 6, 2009 (the “Lynch Employment Agreement”).

Base Salaries

The Company pays its named executive officers a base salary to provide them with a minimum guaranteed compensation level for their annual services. A named executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers at peer group companies with comparable qualifications, experience and responsibilities. The base salaries of the named executive officers approximate the peer group 50th percentile.

The base salaries of the named executive officers are established by the Committee by the end of the first quarter of each fiscal year. The Committee met on March 19, 2008 to establish the base salaries for fiscal 2008 for Leonard Riggio, Chairman; Stephen Riggio, Chief Executive Officer; Mitchell S. Klipper, Chief Operating Officer; Joseph J. Lombardi, Chief Financial Officer; J. Alan Kahn, President, Barnes & Noble Publishing

Group; and David S. Deason, Vice President of Development. Stephen Riggio and Mitchell S. Klipper were each entitled to the minimum base salaries set forth in their employment agreements (see “Employment Agreements” below). In setting salaries for fiscal 2008, the Committee considered the following:

•	The responsibilities of the executive officer and how successful he or she was in carrying out those responsibilities.

•	The industry-wide environment within which those responsibilities were being carried out.

•	Whether the executive officer had received salary increases within the past few years and the amount of any such increases.

•	The salaries of executive officers at peer companies, both in terms of comparable responsibilities and comparable compensation rank within the peer company.

•	The salary increases to be given to other named executive officers.

•	The recommendations of the Company’s Chairman and Chief Executive Officer.

For fiscal 2008, in recognition of the importance of controlling costs, the Committee resolved not to increase the base salaries of the named executive officers, other than the salary of Joseph J. Lombardi, which was increased from $600,000 to $700,000 in recognition of his increased responsibilities and significant contributions to the Company. For the fiscal year ending January 30, 2010 (“fiscal 2009”), in light of current economic conditions, the Committee resolved not to increase the base salaries of the named executive officers.

Performance-based Annual Bonuses

In addition to a base salary, each named executive officer is eligible for a performance-based annual bonus. The Company has chosen to include performance-based annual bonuses as a material element in its compensation plan, representing 49% of aggregate compensation for the Chairman, 67% of aggregate compensation for the Chief Executive Officer, and 30% of the weighted average aggregate compensation for the other named executive officers in fiscal 2008. The annual bonus is designed to motivate individual and team performance in attaining the current year’s performance goals and business objectives.

Bonuses for the named executive officers are determined by the Committee based upon the attainment of targets established by the Committee by the end of the Company’s first fiscal quarter, subject to the adjustments to operating income described below. The targets are set in accordance with and based upon the Company’s annual budget and financial goals. The Committee used consolidated EBITDA (as adjusted for fiscal 2008 for certain settlement, severance and other extraordinary and non-recurring items) as an appropriate target because of the importance of margin performance in the highly competitive retail marketplace and because it closely aligns performance-based bonuses with the interests of stockholders. During the first fiscal quarter of 2008, the Committee established a target for each named executive officer as follows: Leonard Riggio, Stephen Riggio, Mitchell S. Klipper, Joseph J. Lombardi and J. Alan Kahn were each given the same EBITDA target based on the EBITDA of the Company on a consolidated basis (the “Consolidated 2008 EBITDA Target”). The Consolidated 2008 EBITDA Target was set for these executive officers to align each of their bonuses to the Company’s continuing efforts to integrate its operations as a multi-channel retailer in order to realize operational efficiencies and to provide a superior and seamless experience for customers. The target for David S. Deason, Vice President of Development, was set as follows: 30% based on the Consolidated 2008 EBITDA Target; 28% based on sales of new stores; 28% based on capital expenditures for new stores, and 14% based on personal goals. For fiscal 2008, the Committee also concurrently established a designated percentage of base salary as the amount of the minimum bonus if the named executive officer’s respective target was achieved, as well as a sliding scale that increased or decreased that percentage based on the extent to which the named executive officer’s respective target was missed, attained or exceeded. The sliding scale provided for no bonus payout if the named executive officer achieved less than 85% of his respective target and for a maximum bonus payout, as more fully described below, if the named executive officer achieved 108% or more of his respective target.

Bonus levels were determined by the Committee after receiving the recommendations of the Chairman and the Chief Executive Officer. Generally, the Committee sets the targets such that the relative difficulty of achieving the targets is consistent from year to year. In the last seven years, the Company has missed the target twice, achieved the target three times, and exceeded the target twice. The Consolidated 2008 EBITDA Target was $366.5 million.

In the case of Leonard Riggio, Stephen Riggio, Mitchell S. Klipper and Joseph J. Lombardi, each was entitled to receive a target bonus of 150% of base salary for achieving between 96% and 104% of the Consolidated 2008 EBITDA Target. They were entitled to receive an additional 25% of base salary for achieving 108% or more of the Consolidated 2008 EBITDA Target.2 In the case of J. Alan Kahn, he was entitled to receive a bonus of 60% of his base salary for achieving between 96% and 104% of the Consolidated 2008 EBITDA Target and was entitled to receive an additional 20% of base salary for achieving 108% or more of the Consolidated 2008 EBITDA Target. In the case of David S. Deason, for the 30% of his bonus that was measured on the Consolidated 2008 EBITDA Target, he was entitled to receive a bonus of 12% of his base salary for achieving between 96% and 104% of the Consolidated 2008 EBITDA Target and was entitled to receive an additional 1.8% of his base salary for achieving 108% or more of the Consolidated 2008 EBITDA Target. For the remaining 70% of his bonus (which was measured based on new store sales, new store capital expenditures and personal goals), he was entitled to receive 28% of his base salary for achieving these targets.

For fiscal 2008, the Committee provided for the bonuses for all of the named executive officers to be paid in cash.

Acknowledging the continuing importance of integration of the Company’s business, the bonus targets for fiscal 2009 for Leonard Riggio, Stephen Riggio, Mitchell S. Klipper, Joseph J. Lombardi and J. Alan Kahn will all be based on the EBITDA of the Company on a consolidated basis (as adjusted for certain strategic and competitive business initiatives) (the “Consolidated 2009 EBITDA Target”). In addition, for fiscal 2009, the same bonus percentages and sliding scale that was used in fiscal 2008 will apply for Leonard Riggio, Stephen Riggio, Mitchell S. Klipper, Joseph J. Lombardi and J. Alan Kahn. David S. Deason’s fiscal 2009 bonus will be 60% based on the Consolidated 2009 EBITDA Target; 20% based on sales of new stores; and 20% based on capital expenditures for new stores. Mr. Deason’s bonus for fiscal 2009 will be subject to the same sliding scale as was used in fiscal 2008. Bonuses to all of the named executive officers for fiscal 2009 will be paid in cash.3

In addition, upon the recommendation of the Chairman, the Committee also granted Stephen Riggio and Mitchell S. Klipper a bonus for fiscal 2008, based on their achievement of 75% of their 150% target bonus opportunity, equal to 75% of the per share dividend that each executive would have received on their shares of common stock for which they have stock options.4 This bonus was intended to provide incentives to these executives both to achieve their respective 2008 Consolidated EBITDA Target as well as to retain their stock options in the Company. The Committee is currently evaluating whether to continue, replace or eliminate this bonus for fiscal 2009.

To preserve the deductibility of bonuses for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), under the Company’s stockholder-approved 2004 Executive Performance Plan

[2]	Pursuant to the Toulantis Letter Agreement, Ms. Toulantis was entitled to receive the full amount of any bonuses she would have been entitled to for fiscal 2008 had her employment with the Company continued without interruption, such bonuses to be payable in cash in 2009 as and when such bonuses would have been payable, provided however in no event was Ms. Toulantis to be paid less than $487,500 with respect to such bonuses.

[3]	Pursuant to the Lynch Employment Agreement, William J. Lynch, Jr.’s annual bonus for fiscal 2009 is guaranteed at a minimum of 150% of his base salary. Mr. Lynch is entitled to receive an additional 25% of base salary for achieving 108% or more of the Consolidated 2009 EBITDA Target.

[4]	Ms. Toulantis was also provided with this bonus pursuant to the Toulantis Letter Agreement.

(the “Bonus Plan”), the named executive officers are entitled to a maximum performance-based bonus equal to a designated percentage of the Company’s “operating income,” which is defined in the Bonus Plan as gross profit minus operating expenses of the Company and its subsidiaries on a consolidated basis, without regard to (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (b) events not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) changes in accounting standards required by generally accepted accounting principles. Under the Bonus Plan, the aggregate designated bonus percentage for the named executive officers may not exceed five percent of operating income. For fiscal 2008, the Committee allocated that five percent as follows: 1.3% for each of Stephen Riggio and Mitchell S. Klipper, 1.0% for each of Marie J. Toulantis and Joseph J. Lombardi, and 0.4% for William F. Duffy (or any executive officer who replaced Mr. Duffy as a named executive officer in the Company’s Proxy Statement). For fiscal 2009, the Committee modified those percentages as follows: 1.4% for each of Stephen Riggio and Mitchell S. Klipper, 1.3% for Joseph J. Lombardi, 0.6% for J. Alan Kahn and 0.3% for David S. Deason (or any executive officer who replaces Mr. Deason as a named executive officer in the Company’s next Proxy Statement).

Set out below is a chart showing maximum, target and minimum bonus percentages for the named executive officers for fiscal 2008.

Fiscal 2008 Annual Incentive Awards

Name	Target Payout as a % of Salary	Payout Range as a % of Salary	Target Bonus Award	Maximum Award	Actual Award	Actual Award as a % of Salary
Leonard Riggio	150%	0-175%	$450,000	$525,000	$337,500	112.5%
Stephen Riggio	150%	0-175%	$1,200,000	$1,400,000	$900,000	112.5%
Mitchell S. Klipper	150%	0-175%	$1,200,000	$1,400,000	$900,000	112.5%
Joseph J. Lombardi	150%	0-175%	$1,050,000	$1,225,000	$787,500	112.5%
David S. Deason	40%	0-41.8%	$196,000	$204,820	$142,100	29%
J. Alan Kahn	60%	0-80%	$330,000	$440,000	$247,500	45%

Long-term Equity: Restricted Stock

The Company chooses to grant long-term awards, currently in the form of restricted stock, to align the interests of the named executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer the named executive officers an incentive for the achievement of superior performance over time and foster their retention. Grants of long-term awards are made to the named executive officers under the Company’s stockholder-approved 2004 Incentive Plan, as amended.

On April 1, 2009, Mitchell S. Klipper was granted 33,333 shares of restricted stock. The Committee resolved to make this grant to Mr. Klipper because, although the Company did not achieve the Consolidated 2008 EBITDA Target, the Company did achieve its 2008 retail and Internet EBITDA targets, which are the primary areas of Mr. Klipper’s responsibility. Mr. Klipper is entitled to receive the same restricted stock grant for fiscal 2009 if the Company achieves its retail and Internet EBITDA targets for fiscal 2009.

In addition to the performance-based grants described above, the Company grants restricted stock to its named executive officers as part of the Company’s broad-based annual grant to Company employees under the 2004 Incentive Plan, as amended. Beginning in the fiscal year ended January 28, 2006, the Committee determined that the Company should grant restricted stock as the annual long-term incentive award, as opposed to stock options, which was the prior preferred award. The Committee believes that the use of restricted stock as opposed to stock options results in less dilution to stockholders, while accomplishing similar objectives — value creation through stock price appreciation and alignment of stockholder and executive officer interests. In addition, the Committee believes that restricted stock is a preferred compensation element given the growth profile of the Company. The Committee meets within the first fiscal quarter each year to consider and approve the annual grants of restricted stock. Awards are granted to the named executive officers, other executive officers and eligible full-time employees based on a formula keyed to a percentage of salary. The Company has not yet determined whether to make a broad-based annual grant to any Company employees during fiscal 2009.

Discretionary Awards

From time to time the Committee may approve discretionary awards for the named executive officers in recognition of efforts that are beyond the normal requirements of their assigned duties, increased responsibilities, or as further incentive for continued employment. On October 1, 2008, Mr. Lombardi was granted 50,000 shares of restricted stock, vesting in equal annual installments on the first through fourth anniversaries of the date of grant in recognition of his increased responsibilities and significant contributions to the Company, and for retention purposes. On October 1, 2008, Mr. Deason was granted 30,000 shares of restricted stock, vesting in equal annual installments on the first through fourth anniversaries of the date of grant in recognition of the importance of the Company’s real estate strategy and his significant contributions to the Company, and for retention purposes.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($15,500 for 2008) subject to a $5,000 increase for participants who are age 50 or older. The amount of the Company’s matching payments for each of the named executive officers is set forth in Note 7 to the Summary Compensation Table.

As of December 31, 1999, substantially all employees of the Company were covered under the Company’s Employees’ Retirement Plan (the “Retirement Plan”). The Retirement Plan is a defined benefit pension plan. As of January 1, 2000, the Retirement Plan was amended so that employees no longer earn benefits for subsequent service. Subsequent service continues to be the basis for vesting of benefits not yet vested at December 31, 1999, and the Retirement Plan will continue to hold assets and pay benefits.

A participant’s annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant’s average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant’s years of credited service, plus (ii) 1.3% of the participant’s average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant’s years of credited service. A participant’s maximum benefit is limited, pursuant to Section 415 of the Code, to $130,000, indexed annually. For 1999, when the Retirement Plan was frozen as described above, compensation recognized under the Retirement Plan was limited to $160,000.

Credited years of service under the Retirement Plan as of January 31, 2009 for the named executive officers are: Stephen Riggio — 13 years; Mitchell S. Klipper — 11.25 years; David S. Deason — 10 years; and J. Alan Kahn — 2 years. Leonard Riggio and Joseph J. Lombardi are not participants in the Retirement Plan.

The estimated pension benefits to be made by the Company to the named executive officers are set forth in the Table entitled “Pension Benefits Table” on page 27 of this Proxy Statement.

Deferred Compensation Plan

The Company has a Deferred Compensation Plan that permits Company employees making an annual salary in excess of $170,000 in 2009 to elect to defer receipt of up to 50% of their annual salary and up to 100% of their annual bonus. Participants may elect to have deferred amounts paid after one of the following events: (1) retirement; (2) termination of employment; or (3) the beginning of a designated year, not earlier than three years after the deferral is made, and not later than the year in which the participant would attain the age of 70-1/2. This plan allows employees, if they so choose, to save for retirement.

Amounts paid to a participant under the Deferred Compensation Plan are paid in a lump sum, except in the case of retirement, where a participant may elect to have payments made in equal annual installments for a period of up to 15 years. Amounts deferred prior to 2005 (and related earnings) may also be withdrawn by a participant at any time subject to a 10% penalty.

Mr. Deason is the only named executive officer that currently participates in the Deferred Compensation Plan. See the table entitled “Non-Qualified Deferred Compensation” on page 28 of this Proxy Statement.

Limited Perquisites

The Company does not have a formal program providing perquisites to its executive officers. Messrs. Stephen Riggio and Klipper are entitled to the limited perquisites set forth in their employment agreements, as described below (see “Employment Agreements”).

The perquisites received by the named executive officers are set forth in Note 7 of the Summary Compensation Table.

Employment Agreements

The Company entered into employment agreements with Stephen Riggio and Mitchell S. Klipper. The terms of the employment agreements for Messrs. Stephen Riggio and Klipper commenced on February 18, 2002, continued for a period of three years thereafter, and now renew each year automatically for one year unless either party gives notice of non-renewal at least one year prior to automatic renewal. These two employment agreements were amended in December 2008 to bring them into compliance with Section 409A of the Code, as well as to support continued deductibility under Section 162(m) of the Code. The Committee considers the continuing appropriateness of these employment agreements on an annual basis.

Stephen Riggio’s minimum annual salary during the term of his employment under the employment agreement can be no less than $650,000. Mitchell S. Klipper’s minimum annual salary during the term of his employment under his employment agreement can be no less than $600,000. For Messrs. Stephen Riggio and Klipper, minimum annual bonus compensation will be based on the formula and targets established under and in accordance with the Bonus Plan.

The employment agreements also provide for certain limited perquisites for Messrs. Stephen Riggio and Klipper, including a $1,500 monthly car allowance, $1,000,000 of life insurance, and long-term disability (providing for monthly payments of $12,800) payable during the disability period through the earlier of death or the attainment of age 65. Each executive is also entitled to all other benefits afforded to executive officers and employees of the Company.

Messrs. Stephen Riggio and Klipper are also restricted from competing with the Company, directly or indirectly, during the term of their agreements and for two years after termination of employment, unless the contract is terminated by the Company (other than for cause prior to a “change of control”) or by the executive for good cause within two years following a “change of control” (“cause” and “good cause,” each as defined in the employment agreements).

Change of Control/Severance Benefits in Employment Agreements

The employment agreements of Stephen Riggio and Mitchell S. Klipper provide that each executive’s employment may be terminated by the Company upon death, disability or for cause, and by the executive for

“good cause” (defined as any of the following within two years of a change of control: a material diminution of duties; a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive reports; a material reduction in the base compensation; or the relocation of the Company’s principal executive offices outside of the New York City metropolitan area). If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good cause, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

If the executive is terminated by the Company without cause or by the executive for good cause, the executive is entitled to lump sum severance equal to the sum of (a) two times annual salary, (b) $2,000,000 and (c) the cost of annual benefits, unless such event occurred within two years following a “change of control” of the Company, in which case the executive is entitled to lump sum severance equal to sum of (a) three times annual salary, (b) $2,000,000 and (c) the cost of annual benefits, up to the maximum severance permitted to be paid to the executive by the Company without triggering the “golden parachute” excise tax under the Code.

In addition, Mr. Joseph J. Lombardi is entitled to severance equal to six months’ salary in the event of the termination of his employment, other than for termination for cause.

The triggering events which would result in the severance benefits and the amount of those benefits were selected to provide these named executive officers with a guaranteed level of financial protection upon loss of employment to enable them to focus on the interests of the Company and its stockholders in the event of a potential change of control. They were considered competitive with severance provisions being offered by other companies at the time the agreements were entered into. The Committee will consider the continuing appropriateness of these agreements on an annual basis.

For similar reasons, the Company’s outstanding stock options and restricted stock awards, including those held by the named executive officers, vest immediately upon a change of control of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of a change of control are set forth in the Table entitled “Potential Payments Upon Termination or Change of Control” on page 29 of this Proxy Statement.

Tax Implications

Impact of Section 162(m) of the Internal Revenue Code. In making its determinations, the Committee considers the potential impact of Section 162(m) of the Code (“Section 162(m)”), which disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its three other highest paid officers (other than the CFO) unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside Directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders, and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval in June 2004 for the Bonus Plan and the 2004 Incentive Plan, as amended which provides for the payment of compensation in compliance with Section 162(m), and the Committee administers the Bonus Plan, as amended and the 2004 Incentive Plan, as amended in a manner intended to comply with Section 162(m). However, it is possible that one or more option grants may not qualify as performance-based awards as may be determined by the Internal Revenue Service.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Michael J. Del Giudice, Chair

George Campbell Jr.

William Dillard, II5

[5]	From February 3, 2008 to June 2, 2008, the Committee consisted of Michael J. Del Giudice (Chair), William Dillard, II and William F. Reilly. From June 3, 2008 to October 17, 2008, the Committee consisted of Michael J. Del Giudice (Chair), George Campbell Jr., William Dillard, II and William F. Reilly. As previously disclosed, William F. Reilly passed away on October 17, 2008. From October 18, 2008 to the date of this Proxy Statement, the Committee has consisted of Michael J. Del Giudice (Chair), George Campbell Jr. and William Dillard, II.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an employee of the Company, and none of them had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K. See “Meetings and Committees of the Board — Compensation Committee.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2) (Discretionary)	Stock Awards(3)	Stock Options(4)	Non-Equity Incentive Plan Compensation(5)	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Leonard Riggio	2008	$300,000	$—	$90,272	$—	$337,500	$—	$24,357	$752,129
Chairman	2007	$338,462	$—	$184,226	$—	$525,000	$—	$17,926	$1,065,614
	2006	$500,000	$—	$161,278	$—	$750,000	$—	$15,228	$1,426,506

Stephen Riggio	2008	$800,000	$—	$148,805	$—	$1,961,507	$—	$68,628	$2,978,940
Chief Executive Officer	2007	$800,000	$—	$278,153	$—	$2,249,206	$11,715	$50,072	$3,389,146
	2006	$786,538	$—	$241,866	$—	$2,049,206	$1,070	$48,994	$3,127,674

Mitchell S. Klipper	2008	$800,000	$—	$1,394,943	$308,819	$1,557,611	$—	$130,138	$4,191,511
Chief Operating Officer	2007	$800,000	$—	$1,168,425	$334,391	$1,926,088	$8,421	$495,421	$4,732,746
	2006	$786,538	$—	$694,383	$1,451,687	$2,026,088	$146	$67,840	$5,026,682

Joseph J. Lombardi	2008	$680,769	$—	$536,964	$3,341	$787,500	$—	$39,689	$2,048,263
Chief Financial Officer	2007	$600,000	$—	$451,963	$136,077	$750,000	$—	$27,488	$1,965,528
	2006	$590,385	$240,000	$424,863	$136,077	$360,000	$—	$29,945	$1,781,270

David Deason	2008	$490,000	$—	$323,306	$23,265	$142,100	$—	$31,638	$1,010,309
VP, Development	2007	$487,115	$—	$236,402	$153,208	$98,000	$5,598	$19,734	$1,000,057
	2006	$472,115	$—	$184,410	$204,692	$114,000	$—	$17,769	$992,986

J. Alan Kahn	2008	$550,000	$—	$89,167	$4,084	$247,500	$—	$35,284	$926,035
President of the Barnes & Noble Publishing Group	2007	$550,000	$—	$65,093	$12,538	$440,000	$2,496	$32,539	$1,102,666
	2006	$550,000	$—	$39,863	$22,165	$990,000	$714	$33,021	$1,635,763

Marie J. Toulantis	2008	$350,000	$—	$114,275	$25,271	$—	$—	$3,645,906	$4,135,452
Former CEO, Barnes & Noble.com	2007	$650,000	$—	$658,602	$151,625	$1,352,103	$1,280	$63,766	$2,877,376
	2006	$636,538	$1,000,000	$410,347	$151,625	$1,309,603	$329	$43,460	$3,551,902

(1)	This column represents base salary earned. Mr. Deason participates in the Company’s Non-Qualified Deferred Compensation Plan. See the “Non-Qualified Deferred Compensation Table” on page 28 of this Proxy Statement.

(2)	The Company made the following discretionary bonus payments for the fiscal year ended February 3, 2007 (“fiscal 2006”): $1,000,000 to Ms. Toulantis as a cash retention bonus pursuant to her employment agreement and $240,000 to Mr. Lombardi as a result of his successful performance under a significantly increased workload.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes under Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) for the respective fiscal years set forth in this column as well as for restricted stock awards granted prior to each such fiscal year. Note that the dollar amount does not include amounts associated with restricted stock granted as part of the incentive bonuses. Refer to the “Grants of Plan-Based Awards Table” for information on awards made in fiscal 2008. The assumptions used in calculating these amounts are set forth in Note 3 to the Company’s Financial Statements for the fiscal year ended January 31, 2009, which is located on page F-30 of the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2009 (the “Form 10-K”). The values in this column represent the accounting expense values incurred during the respective fiscal years and may not be equivalent to the actual value recognized by the named executive officer.

(4)	This column represents the dollar amount recognized for financial statement reporting purposes (under SFAS 123R) for the respective fiscal years set forth in this column as well as for stock option awards granted prior to each such fiscal year. Refer to the “Grants of Plan-Based Awards Table” for information on awards made in fiscal 2008. The assumptions used in calculating these amounts are set forth in Note 3 to the Company’s Financial Statements for the fiscal year ended January 31, 2009 which is located on page F-30 of the Company’s Form 10-K. The values in this column represent the accounting expense values incurred during the respective fiscal years and may not be equivalent to the actual value recognized by the named executive officer.

(5)	This column represents the dollar value of annual incentive bonuses awarded in March 2009, March 2008 and March 2007 for performance in fiscal 2008, fiscal 2007 and fiscal 2006, respectively. For a more complete description of the Company’s annual incentive bonus plan, refer to page 16 of this Proxy Statement. Note that, for fiscal 2006 and fiscal 2007, the incentive award to each of Messrs. Leonard Riggio, Stephen Riggio and Klipper and to Ms. Toulantis were paid 50% in cash and 50% in restricted stock vesting in equal annual installments over three years as set out in the table below:

Name	Fiscal Year	Annual Bonus in Cash	Annual Bonus in Restricted Stock	Additional Bonus(a)	Total
Leonard Riggio	2008	$337,500	$—	$—	$337,500
	2007	$262,500	$262,500	$—	$525,000
	2006	$375,000	$375,000	$—	$750,000

Stephen Riggio	2008	$900,000	$—	$1,061,507	$1,961,507
	2007	$700,000	$700,000	$849,206	$2,249,206
	2006	$600,000	$600,000	$849,206	$2,049,206

Mitchell S. Klipper	2008	$900,000	$—	$657,611	$1,557,611
	2007	$700,000	$700,000	$526,088	$1,926,088
	2006	$600,000	$600,000	$826,088	$2,026,088

Marie J. Toulantis	2008	$—	$—	$—	$—
	2007	$568,750	$568,750	$214,603	$1,352,103
	2006	$487,500	$487,500	$334,603	$1,309,603

(a)	In addition, as the result of the attainment of pre-established targets, Stephen Riggio, Mitchell S. Klipper and Marie J. Toulantis were also awarded bonuses in amounts equal to the annual dividend they each would have received on the shares of Company common stock reserved for issuance upon the exercise of their respective Company stock options. This bonus was intended to provide incentives to these executives both to achieve their respective targets in fiscal 2006, fiscal 2007 and fiscal 2008, as well as to retain their stock options in the Company. The Committee is currently evaluating whether to continue, replace or eliminate this bonus for fiscal 2009.

(6)	This column represents the actuarial increase in the present value under the Retirement Plan. Due to higher interest rates in fiscal 2008, the present value under the Retirement Plan decreased from year end fiscal 2007 to year end fiscal 2008; therefore, the Company included no change for fiscal 2008.

(7)	Includes all other compensation as described in the table below:

All Other Compensation Table

Name	Fiscal Year	Long- Term Disability Insurance	Life and AD&D Insurance	Car Allowance	401(k) Company Match	Dividends on Unvested Restricted Shares	Section 409A Tax Payments(a)	Resignation Payments(b)	Total Other Income
Leonard Riggio	2008	$3,437	$327	$—	$—	$20,593	$—	$—	$24,357
	2007	$3,437	$327	$—	$—	$14,162	$—	$—	$17,926
	2006	$3,437	$327	$—	$—	$11,464	$—	$—	$15,228

Stephen Riggio	2008	$—	$1,308	$18,000	$9,039	$40,281	$—	$—	$68,628
	2007	$—	$1,308	$18,000	$9,000	$21,764	$—	$—	$50,072
	2006	$—	$1,308	$18,000	$12,492	$17,194	$—	$—	$48,994

Mitchell S. Klipper	2008	$3,204	$1,308	$18,000	$9,039	$98,587	$—	$—	$130,138
	2007	$3,204	$1,308	$18,000	$9,000	$52,054	$411,855	$—	$495,421
	2006	$3,204	$1,308	$18,000	$12,492	$32,836	$—	$—	$67,840

Joseph J. Lombardi	2008	$—	$327	$—	$9,662	$29,700	$—	$—	$39,689
	2007	$—	$327	$—	$9,000	$18,161	$—	$—	$27,488
	2006	$—	$327	$—	$5,077	$24,541	$—	$—	$29,945

David Deason	2008	$—	$327	$—	$7,585	$23,726	$—	$—	$31,638
	2007	$—	$327	$—	$6,646	$12,761	$—	$—	$19,734
	2006	$—	$327	$—	$6,769	$10,673	$—	$—	$17,769

J. Alan Kahn	2008	$1,180	$1,308	$18,000	$9,200	$5,596	$—	$—	$35,284
	2007	$1,180	$1,308	$18,000	$9,000	$3,051	$—	$—	$32,539
	2006	$1,180	$1,308	$18,000	$10,492	$2,041	$—	$—	$33,021

Marie J. Toulantis	2008	$—	$191	$9,000	$6,200	$44,063	$—	$3,586,452	$3,645,906
	2007	$—	$327	$12,000	$9,000	$42,439	$—	$—	$63,766
	2006	$—	$327	$12,000	$9,954	$21,179	$—	$—	$43,460

(a)	Reimbursement for penalty taxes under Section 409A of the Code as more fully discussed in Note 3 to the Company’s Financial Statements for fiscal year 2008, which is located on page F-30 of the Company’s Form 10-K.

(b)	This amount includes payments made to Ms. Toulantis after August 19, 2008 with respect to the termination of her employment. This amount also includes the cash bonus paid to Ms. Toulantis for fiscal 2008, the additional bonus in an amount equal to the annual dividend she would have received on the shares of Common Stock reserved for issuance upon the exercise of her respective Company stock options and the additional stock compensation expense recorded for the modification of Ms. Toulantis’ restricted stock and Company stock options.

For a summary of the provisions of the employment agreements with Stephen Riggio and Mitchell S. Klipper that affect the amounts set forth in this Table, see the discussion under “Employment Agreements” in the Compensation Discussion and Analysis on page 20 of this Proxy Statement.

For fiscal 2008, the salary of the named executive officers represented between 19% (Mitchell S. Klipper) and 59% (J. Alan Kahn) of total compensation as reported in this Table.

Grants of Plan-Based Awards in Fiscal Year 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date		Threshold (Minimum) ($)	Target ($)	Maximum(2) ($)	Threshold (Minimum) (#)	Target (#)	Maximum (#)
Leonard Riggio	4/1/2008	(5)							8,413			$262,486
	4/1/2008								1,445			$45,084
	3/18/2008		$0	$450,000	$525,000

Stephen Riggio	4/1/2008	(5)							22,436			$700,000
	4/1/2008								3,850			$120,120
	3/18/2008		$0	$1,200,000	$1,400,000

Mitchell S. Klipper	4/1/2008	(5)							22,436			$700,000
	4/1/2008								33,333			$1,039,990
	4/1/2008								3,850			$120,120
	3/18/2008		$0	$1,200,000	$1,400,000

Joseph J. Lombardi	4/1/2008								2,885			$90,012
	10/1/2008								50,000			$1,312,500
	3/18/2008		$0	$1,050,000	$1,225,000

David S. Deason	4/1/2008								2,360			$73,632
	10/1/2008								30,000			$787,500
	3/18/2008		$0	$196,000	$204,820

J. Alan Kahn	4/1/2008								2,645			$82,524
	3/18/2008		$0	$330,000	$440,000

Marie J. Toulantis	4/1/2008	(5)							18,229			$568,745
	4/1/2008								16,666			$519,979
	4/1/2008								3,125			$97,500
	10/8/2008									50,000	$31.96	$257,500
	10/8/2008									157,671	$21.67	$812,006
	3/18/2008		$0	$975,000	$1,137,500

(1)	The amounts in these columns reflect the minimum payout level, target payout level and maximum payout level under the Company’s annual incentive bonus plan. For Messrs. L. Riggio, S. Riggio and Klipper and Ms. Toulantis, the incentive award was paid 50% in cash and 50% in restricted stock in fiscal 2006 and fiscal 2007. For additional information regarding this bonus plan refer to page 16 of this Proxy Statement.

(2)	The maximum amounts shown in the column reflect values derived from each executive’s internal target bonus percentage. However, to preserve the maximum deductibility of bonuses for purposes of Section 162(m) of the Internal Revenue Code, the Company’s stockholder-approved Bonus Plan provides for a maximum bonus payable to the named executive officers equal to five percent of the Company’s operating earnings for the fiscal year to which the bonus relates or such lesser percentage as established by the Committee by the end of the first quarter of such fiscal year. For additional information regarding the Bonus Plan refer to page 16 of this Proxy Statement.

(3)

This column shows the number of shares of restricted stock granted in fiscal 2008 to the above named executive officers. Restricted stock granted on April 1, 2008 vests in equal annual installments on the first through third anniversaries of the date of grant if granted as part of an annual incentive bonus for fiscal 2007 otherwise they vest on the first through fourth anniversaries of the date of grant. Note that for Mr. Klipper, the 33,333 shares vest on the first through third anniversaries of the date of grant. Restricted stock granted on October 1, 2008 vests in equal annual installments on the first through fourth anniversaries of the date of grant. Pursuant to the Toulantis Letter Agreement all of Ms. Toulantis’ restricted stock vested on the effective date of the agreement.

(4)	This column shows the full grant date fair value of stock awards under SFAS 123R granted to the above named executive officers. The assumptions used in calculating these amounts are set forth in Note 3 to the Company’s Financial Statements for the fiscal year ending January 31, 2009 which is located on page F-30 of the Company’s Form 10-K.

(5)	These restricted stock awards were granted in fiscal 2008 as part of the annual incentive bonuses for fiscal 2007.

Outstanding Equity Awards at Fiscal 2008 Year-End(1)

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested(3)
Name	Exercisable		Unexercisable
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard Riggio	990,740	(4)	—		—	$16.96	3/12/2011
								22,560	$370,435	—	—

Stephen Riggio	1,415,343	(4)	—		—	$21.67	6/2/2014
								46,132	$757,487	—	—

Mitchell S. Klipper	389,219		—		—	$21.90	2/17/2012
	41,534		—		—	$12.12	2/25/2013
	10,615		—		—	$11.27	3/12/2013
	328,547		—		—	$16.38	6/11/2013
	6,899		—		—	$22.98	6/13/2014
	75,000		25,000	(5)	—	$31.96	3/17/2015
								112,689	$1,850,353	—	—

Joseph J. Lombardi	2,070		—		—	$22.98	6/13/2014
								56,788	$932,459	—	—

J. Alan Kahn	17,621		—		—	$18.37	3/9/2009
	52,788		—		—	$16.52	1/4/2010
	7,048		—		—	$12.54	3/6/2010
	10,615		—		—	$22.97	3/12/2011
	141,534		—		—	$24.62	3/12/2011
	9,925		—		—	$13.23	7/23/2012
	8,845		—		—	$11.27	3/12/2013
	5,059		—		—	$22.98	6/13/2014
								6,364	$104,497	—	—

David Deason	17,692		—		—	$13.23	7/23/2012
	1,858		—		—	$11.27	3/12/2013
	35,384		—		—	$22.89	3/22/2014
	3,036		—		—	$22.98	6/13/2014
								47,509	$780,098	—	—

Marie J. Toulantis	136,671		—		—	$21.67	5/1/2009
	50,000		—		—	$31.96	5/1/2009	—	—	—	—

(1)	This table includes only those grants outstanding as of the end of fiscal 2008.

(2)	Represents outstanding grants of restricted stock, with all shares vesting ratably over three or four years.

(3)	Market values have been calculated using a stock price of $16.42 (closing price of the Company’s common stock on January 30, 2009, the last trading day of fiscal 2008).

(4)	Options with respect to 964,202 of the shares listed for Leonard Riggio are held by him for the benefit of Stephen Riggio by an agreement dated July 24, 2002, as amended. These shares are not listed in Stephen Riggio’s total.

(5)	Granted on March 18, 2005; with related amount under column (b), with all shares vesting in equal annual installments on the first through fourth anniversaries of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Leonard Riggio	—	—	11,782	$349,863
Stephen Riggio	—	—	18,037	$535,340
Mitchell S. Klipper	—	—	40,734	$1,204,822
Joseph J. Lombardi	—	—	14,330	$244,789
David S. Deason	—	—	5,479	$167,315
J. Alan Kahn	35,305	$70,321	1,769	$55,323
Marie J. Toulantis	171,000	$1,223,031	96,223	$2,199,501

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)	The amounts in this column are calculated by multiplying the number of shares vested by the closing price of the Common Stock on the date of vesting.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Leonard Riggio	N/A	—	—	—
Stephen Riggio	Retirement Plan	13.00	$115,287	—
Mitchell S. Klipper	Retirement Plan	11.25	$80,005	—
Joseph J. Lombardi	N/A	—	—	—
David S. Deason	Retirement Plan	10.00	$52,567	—
J. Alan Kahn	Retirement Plan	2.00	$26,965	—
Marie J. Toulantis	Retirement Plan	4.00	$33,320	—

Effective as of January 1, 2000, the Retirement Plan, a tax-qualified defined benefit plan which had covered substantially all of the Company’s employees, was amended to “freeze” benefits. Accordingly, participants as of December 31, 1999 no longer earned benefits for service with the Company and no new employees became participants in the Retirement Plan after that date. Service with the Company after December 31, 1999 continues to be taken into account for determining whether participants are vested in their accrued benefits on December 31, 1999, if they were not vested on that date. The Retirement Plan continues to pay benefits in accordance with its provisions as in effect on December 31, 1999.

A participant’s annual benefit payable at normal retirement age (65) is equal to the sum of:

(i)	0.7% of the participant’s five-year average annual pay up to the Social Security-covered compensation limit, multiplied by the participant’s years of credited service; and

(ii)	1.3% of the participant’s five-year average annual pay in excess of Social Security-covered compensation limit, multiplied by the participant’s years of credited service.

For purposes of the Retirement Plan, pay is the sum of the participant’s base compensation, overtime, bonus and commissions. Pay under the Retirement Plan does not include any amounts paid on or after January 1, 2000, and is limited to the maximum amount permitted under the Code for 1999 ($160,000) and previous years.

The calculation of the present value of accumulated benefit shown in the “Pension Benefits Table” assumes a discount rate of 7.5% and mortality under the RP 2000 Mortality Table with projections for January 31, 2009.

Benefits under the Retirement Plan are generally not payable as a lump sum; they are paid as a monthly annuity for the life of the retiree. Participants who retire at the later of normal retirement age or the completion of five years of service receive an unreduced benefit. Participants may elect early retirement with reduced benefits after attaining age 55 and completing five years of vesting service. An immediate benefit is payable at early retirement equal to the normal retirement benefit, reduced by an annual reduction factor of 6-2/3% for each of the first five years and 3-1/3% for each of the next five years that payment commences prior to normal retirement age.

Participants may elect payment in the form of a 50%, 75% or 100% joint and survivorship annuity or in the form of a ten-year certain and life annuity. Election of these payment forms will result in a lower annuity payment during the retiree’s life.

Non-Qualified Deferred Compensation

Name (a)	Executive Contributions in Last Fiscal Year (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings (Loss) in Last Fiscal Year (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)
Leonard Riggio	—	—	—	—	—
Stephen Riggio	—	—	—	—	—
Mitchell S. Klipper	—	—	—	—	—
Joseph J. Lombardi	—	—	—	—	—
J. Alan Kahn	—	—	—	—	—
David Deason(1)	—	—	($86,465)	$56,605	$73,135

(1)	These amounts represent the activity in the executive’s Deferred Compensation Plan for fiscal 2008. The amount of aggregate earnings (loss) reported in column (d) is not included in the Summary Compensation Table in this Proxy Statement and the amount of the aggregate balance at fiscal year end reported in column (f) is not included in the Summary Compensation Table in previous years.

The Company has a Deferred Compensation Plan that permits employees with an annual salary in excess of $170,000 to elect to defer receipt of up to 50% of annual salary and up to 100% of bonus. The minimum annual salary deferral is $5,000 (unless the participant is hired or first eligible for the Deferred Compensation Plan after March 31) and the minimum annual bonus deferral is $2,500.

Deferred amounts are credited to accounts for participants under the Deferred Compensation Plan. Participants direct the deemed investment of their accounts among Fidelity Investments mutual funds. Participants may change the deemed investment of their accounts at any time.

Payments from the Deferred Compensation Plan may be made, as elected by participants, at: (i) retirement (age 55 or later with at least five years of service); (ii) termination of employment; or (iii) the beginning of a designated year, not earlier than three years after the deferral is made, and not later than the year in which the participant would attain the age of 70-1/2. Payments are accelerated if a participant is disabled and in the event of a change of control. In addition, a participant may make a hardship withdrawal for financial emergency if the participant’s request is approved by the Compensation Committee. Amounts deferred prior to 2005 (and related earnings) may also be withdrawn by a participant at any time subject to a 10% penalty. A participant’s account under the Deferred Compensation Plan is paid in a lump sum, except for payments on retirement which may be made in equal annual installments for a period of up to 15 years if elected by the participant.

David S. Deason is the only named executive officer who currently participates in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change of Control(1)

Event	Leonard Riggio		Stephen Riggio	Mitchell S. Klipper	Joseph J. Lombardi	David Deason		J. Alan Kahn
Involuntary Termination or
Voluntary Termination with Good Reason
Cash severance payment(2)	—	(3)	$5,667,074	$5,667,074	$350,000	—	(3)	—	(3)
Accelerated stock options(4)	—		—	—	—	—		—
Accelerated restricted stock(5)	—		—	—	—	—		—

Total	—		$5,667,074	$5,667,074	$350,000	—		—
Death
Accelerated stock options(4)	—		—	—	—	—		—
Accelerated restricted stock(5)	$370,435		$757,487	$1,850,353	$932,459	$780,098		$104,497
Health benefits(6)	2,595		3,628	3,628	3,628	3,628		3,628

Total	$373,030		$761,115	$1,853,981	$936,087	$783,726		$108,125
Disability
Accelerated stock options(4)	—		—	—	—	—		—
Accelerated restricted stock(5)	$370,435		$757,487	$1,850,353	$932,459	$780,098		$104,497
Health benefits(7)	4,744		6,475	6,475	6,475	6,475		6,475

Total	$375,179		$763,962	$1,856,828	$938,934	$786,573		$110,972
Change of Control with Involuntary Termination
Cash severance payment(2)	—	(3)	$8,500,611	$8,500,611	$350,000	—	(3)	—	(3)
Accelerated stock options(8)	—		—	—	—	—		—
Accelerated restricted stock(5)	$370,435		$757,487	$1,850,353	$932,459	$780,098		$104,497
Excise tax gross-up	N/A		N/A	N/A	N/A	N/A		N/A

Total	$370,435		$9,258,098	$10,350,964	$1,282,459	$780,098		$104,497

(1)	The values in this table reflect estimated payments associated with various termination scenarios, assumes a stock price of $16.42 (based on the closing price of the Common Stock as of the end of fiscal 2008, except where otherwise noted) and includes all outstanding grants through the assumed termination date of January 31, 2009. Actual value will vary based on changes in the Company’s common stock price.

(2)	With the exception of Mr. Lombardi, cash severance is equal to the sum of the executive’s annual salary plus $2,000,000, plus the aggregate annual benefit dollar amount times the executive’s severance multiple as follows: two times for non-change of control and three times for change of control for Mr. Klipper and Mr. S. Riggio. Mr. Lombardi would receive cash severance equal to six months’ base salary.

(3)	Mr. Leonard Riggio, Mr. Kahn and Mr. Deason do not have formal severance arrangements with the Company. Any severance payments would be provided at the Board’s discretion.

(4)	Under the Company’s 2004 Incentive Plan, all unvested options are forfeited upon an involuntary termination, death or disability except for awards granted in connection with Mr. Klipper’s employment agreement. Under this agreement, any unvested options granted as part of this agreement will vest upon an involuntary termination, death or disability. Note that all of Mr. Klipper’s option awards made under his agreement have already vested.

(5)	Represents the value of unvested shares that would automatically vest upon a termination due to death, disability or termination following a change of control. Unvested shares are forfeited upon an involuntary termination or termination for cause.

(6)	The Company provides three months of COBRA premiums for medical and dental coverage following death.

(7)	The Company provides a seven-month subsidy of COBRA premiums for medical and dental coverage following termination due to disability.

(8)	Under the Company’s 2004 Incentive Plan, all unvested options vest upon a change of control. The value represents the intrinsic value (based on a $16.42 stock price, the closing price of the Common Stock as of the end of fiscal 2008) of unvested stock options that would vest in the event of a change of control.

The amounts shown in the table above in the event of involuntary termination were calculated assuming that the termination of employment of each above named executive officer occurred on the last day of fiscal 2008 (January 31, 2009). The amounts shown in the table above in the event of a change of control were calculated assuming that a change of control occurred on the last day of fiscal 2008 and each named executive officer’s employment terminated on that date due to involuntary termination or for good cause.

In addition to the amounts shown in the above table, in the event of a change of control the named executive officers would be entitled to exercise their vested stock options as shown in the “Option Awards-Number of Securities Underlying Unexercised Options-Exercisable” column of the “Outstanding Equity Awards at Fiscal Year-End Table” on page 26 of this Proxy Statement.

For a summary of the provisions of the employment agreements with Stephen Riggio and Mitchell S. Klipper that affect the amounts set forth in the table above in the event of involuntary termination or a change of control, see the discussion under “Employment Agreements” and “Change of Control/Severance Benefits in Employment Agreements” in the Compensation Discussion and Analysis on page 20 of this Proxy Statement.

For purposes of the employment agreements, involuntary termination by the Company of the named executive officer’s employment means termination other than due to death, disability or cause (conviction of a felony that impacts the performance of the named executive officer’s duties or involving a crime of moral turpitude; misappropriation or embezzlement in the performance of duties; or willfully engaging in conduct materially injurious to the Company that is in violation of obligations under the agreement and continues for at least 30 days after written notice from the Company that specifies the violation in reasonable detail). Good cause is defined in the employment agreements as any of the following within two years of a change of control: a material diminution of duties; a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report; a material reduction in the base compensation the named executive officer receives from the Company; or the relocation of the Company’s principal executive offices to a location outside of the New York City metropolitan area.

Under the agreements, change of control is defined as the acquisition by any person or group (other than the named executive officer or his or her affiliates or Leonard Riggio or any of his heirs or affiliates) of 40% or more of the Company’s voting securities; the Company’s Directors immediately prior to a merger, consolidation, liquidation or sale of assets cease within two years thereafter to be a majority of the Board of Directors; or the Company’s Directors immediately prior to a tender or exchange offer for the Company’s voting securities cease within two years thereafter to be a majority of the Board of Directors.

All outstanding stock options and restricted stock awards held by the Company’s employees would vest immediately in the event of a change of control, including those held by the named executive officers. The stock option and restricted stock award agreements define change of control as: (i) a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) a merger or consolidation of the Company with another company; or (iii) a sale of substantially all of the assets of the Company to another company.

Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
George Campbell Jr.	$40,000	$18,330	—	—	—	$2,135	$60,465
Michael J. Del Giudice	$92,500	$34,723	—	—	—	$2,190	$129,413
William Dillard, II	$100,000	$34,723	$64,700	—	—	$2,190	$201,613
Patricia L. Higgins	$110,000	$34,723	$55,850	—	—	$2,190	$202,763
Irene R. Miller	$97,500	$34,723	$64,700	—	—	$2,190	$199,113
Margaret T. Monaco	$90,000	$34,723	$64,700	—	—	$2,190	$191,613
Lawrence S. Zilavy	$50,000	$34,723	$55,850	—	—	$2,190	$142,763

(1)	This column represents the amount of cash compensation earned during fiscal 2008. Non-employee Directors received an annual Board retainer fee of $50,000. Audit Committee members received an additional $15,000 annual cash retainer, and the Chair of the Audit Committee received an additional $25,000 annual cash retainer. Compensation Committee members received an additional $10,000 annual cash retainer, and the Chair of the Compensation Committee received an additional $17,500 annual cash retainer. Corporate Governance and Nominating Committee members received an additional $10,000 annual cash retainer, and the Chair of the Corporate Governance and Nominating Committee received an additional $15,000 annual cash retainer. All Directors are also reimbursed for travel, lodging and related expenses incurred in attending Board meetings. In addition, in fiscal 2008, Mmes. Miller, Higgins and Monaco and Mr. Dillard received $40,000, $25,000, $25,000 and $25,000, respectively, in connection with their work on behalf of an ad hoc committee of the Board, chaired by Ms. Miller. Mr. William F. Reilly (deceased) was paid an aggregate of $45,000 for fiscal 2008 Board fees. Mr. Matthew Berdon was paid $25,000 for fiscal 2008 Board fees.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes (under SFAS 123R) with respect to fiscal 2008 restricted stock awards as well as for restricted stock and stock option awards granted in prior fiscal years. The assumptions used in calculating these amounts are set forth in Note 3 to the Company’s Financial Statements for the fiscal year ended January 31, 2009, which is located on page F-30 of the Company’s Form 10-K. The values in this column represent the accounting expense values incurred during the fiscal year and may not be equivalent to the actual value recognized by the non-employee Directors. Refer to the “Fiscal Year 2008 Non-Employee Director Equity Award Table” below for information on awards made in fiscal 2008. In connection with becoming a Director, Mr. William F. Reilly (deceased October 2008) received 20,000 stock options of which 10,000 became exercisable on May 9, 2007, 5,000 became exercisable on April 1, 2008 and 5,000 became exercisable on April 1, 2009. Mr. Reilly’s unvested stock options in the amount of 5,000 options were cancelled on October 17, 2008. His unvested restricted stock immediately vested as of October 17, 2008. The exercise period for Mr. Reilly’s vested stock options is one year from the date of his death. Total additional stock compensation expense (net of the credit arising from the cancellation of the unvested options) recorded in fiscal 2008 for the acceleration of Mr. Reilly’s restricted shares was $15,465. Mr. Matthew Berdon’s unvested restricted stock immediately vested on July 16, 2008. Net stock compensation expense related to the acceleration of Mr. Berdon’s restricted stock and the modification of his 5,000 unvested stock options was $75,050.

(3)	This column represents the amount of dividends paid on restricted stock to non-employee Directors during fiscal 2008. Mr. William F. Reilly (deceased) received $1,743 in dividends paid on restricted stock during fiscal 2008. Mr. Matthew Berdon received $1,072 in dividends paid on restricted stock during fiscal 2008.

The table below illustrates the fair market value of the fiscal 2008 restricted stock awards on the date of grant and the aggregate number of awards outstanding at fiscal year end for each non-employee Director.

Fiscal Year 2008 Non-Employee Director Equity Award Table(1)

Director	2008 Restricted Stock Grant Value(2)	2008 Stock Option Grant Value	Aggregate Shares Outstanding	Aggregate Options Outstanding
George Campbell, Jr.	$100,000	—	4,269	—
Michael J. Del Giudice	$100,000	—	7,264	34,536
William Dillard, II	$100,000	—	7,264	104,918
Patricia L. Higgins	$100,000	—	7,264	20,000
Irene R. Miller	$100,000	—	7,264	38,306
Margaret T. Monaco	$100,000	—	7,264	90,765
Lawrence S. Zilavy	$100,000	—	7,264	20,000

(1)	In connection with becoming a Director, Mr. William F. Reilly (deceased October 2008) received 20,000 stock options of which 10,000 became exercisable on May 9, 2007, 5,000 became exercisable on April 1, 2008 and 5,000 became exercisable on April 1, 2009. Mr. Reilly’s unvested stock options in the amount of 5,000 options were cancelled on October 17, 2008. His unvested restricted stock immediately vested as of October 17, 2008. The exercise period for Mr. Reilly’s vested stock options is one year from the date of his death. Total additional stock compensation expense (net of the credit arising from the cancellation of the unvested options) recorded in fiscal 2008 for the acceleration of Mr. Reilly’s restricted shares was $15,465.

(2)	In connection with becoming a Director, Mr. Campbell received a grant of 4,269 shares of Common Stock vesting in equal annual installments on the first through the third anniversaries of the date of grant. On January 12, 2009, the other non-employee Directors received a grant of 5,476 restricted shares of Common Stock vesting in equal annual installments on the first through the third anniversaries of the date of grant.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of January 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,967,000	$20.11	1,832,000
Equity compensation plans not approved by security holders	—	—	—

Total	5,967,000	$20.11	1,832,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company believes that the transactions and agreements discussed below (including renewals of any existing agreements) between the Company and related third parties are at least as favorable to the Company as could have been obtained from unrelated parties at the time they were entered into. The Audit Committee of the Board of Directors is designated to approve in advance any new proposed transaction or agreement (including amendments of any existing agreements) with related parties and utilizes procedures in evaluating the terms and provisions of such proposed transaction or agreements as are appropriate in accordance with the fiduciary duties of directors under Delaware law. In addition, management annually analyzes all existing related party agreements and transactions and reviews them with the Audit Committee.

The Company has leases for two locations for its corporate offices with related parties: the first location is leased from an entity in which Leonard Riggio (the Company’s Founder and Chairman) has a majority interest and expires in 2013; the second location is leased from an entity in which Leonard Riggio has a minority interest and expires in 2016. The space was rented at an aggregate annual rent including real estate taxes of $4,681,000, $4,603,000 and $4,559,000 in fiscal years 2008, 2007 and 2006, respectively.

The Company leases an office/warehouse from a partnership in which Leonard Riggio has a 50% interest, pursuant to a lease expiring in 2023. The space was rented at an annual rent of $810,000, $738,000 and $727,000 in fiscal years 2008, 2007 and 2006, respectively. Net of subtenant income, the Company paid $307,000, $258,000 and $260,000 in fiscal years 2008, 2007 and 2006, respectively.

The Company leases retail space in a building in which Barnes & Noble College Booksellers, Inc. (“B&N College”), a company owned by Leonard Riggio and his wife, subleases space from the Company, pursuant to a sublease expiring in 2020. Pursuant to such sublease, the Company charged B&N College $773,000, $840,000 and $884,000 for such subleased space and other operating costs incurred on its behalf during fiscal years 2008, 2007 and 2006, respectively. The amount paid by B&N College to the Company exceeds the cost per square foot paid by the Company to its unaffiliated third-party landlord.

The Company purchases new and used textbooks at market prices directly from MBS Textbook Exchange, Inc. (“MBS”), a corporation majority-owned by Leonard Riggio, Stephen Riggio and various members of the Riggio family. Total purchases were $8,250,000, $7,539,000 and $6,945,000 for fiscal years 2008, 2007 and 2006, respectively. MBS distributes certain proprietary products on behalf of the Company. Net sales received by the Company after deducting MBS fees were $340,000, $419,000 and $362,000 for fiscal years 2008, 2007 and 2006, respectively. Fees paid to MBS were $50,000, $65,000 and $55,000 during fiscal years 2008, 2007 and 2006, respectively. In fiscal 2006, MBS began selling used books as part of the Barnes & Noble.com dealer network. MBS pays Barnes & Noble.com the same commission as other dealers in the Barnes & Noble dealer network. Barnes & Noble.com earned a commission of $1,410,000, $1,598,000 and $1,626,000 on the MBS used book sales in fiscal 2008, 2007 and 2006, respectively. In addition, Barnes & Noble.com maintains a link on its website which is hosted by MBS and through which Barnes & Noble.com customers are able to sell used books directly to MBS. Barnes & Noble.com is paid a fixed commission on the price paid by MBS to the customer. Total commissions paid to Barnes & Noble.com were $130,000, $81,000 and $34,000 for fiscal years 2008, 2007 and 2006, respectively.

The Company licenses the “Barnes & Noble” name under a royalty-free license agreement dated February 11, 1987, as amended, from B&N College. Barnes & Noble.com licenses the “Barnes & Noble” name under a royalty-free license agreement, dated October 31, 1998, as amended, between Barnes & Noble.com and B&N College (the “License Agreement”). Pursuant to the License Agreement, Barnes & Noble.com has been granted an exclusive license to use the “Barnes & Noble” name and trademark in perpetuity for the purpose of selling books over the Internet (excluding sales of college textbooks). Under a separate agreement dated as of January 31, 2001 (the “Textbook License Agreement”), between Barnes & Noble.com, B&N College and Textbooks.com, Inc. (“Textbooks.com”), a corporation owned by Leonard Riggio, Barnes & Noble.com was granted the right to sell college textbooks over the Internet using the “Barnes & Noble” name. Pursuant to the Textbook License Agreement, Barnes & Noble.com pays Textbooks.com a royalty on revenues (net of product returns, applicable sales tax and excluding shipping and handling) realized by Barnes & Noble.com from the sale of books designated as textbooks. The current term of the agreement is through January 31, 2010 and it renews annually for additional one-year periods unless terminated 12 months prior to the end of any given term. Royalty expense was $5,814,000, $4,864,000 and $3,916,000 for fiscal years 2008, 2007 and 2006, respectively, under the terms of the Textbook License Agreement.

The Company reimbursed B&N College certain operating costs B&N College incurred on the Company’s behalf. These charges are included in the consolidated statements of operations in the Company’s Form 10-K and were $235,000, $200,000 and $248,000 for fiscal 2008, 2007 and 2006, respectively. B&N College purchased inventory, at cost plus an incremental fee, of $49,172,000, $50,597,000 and $48,574,000 from the Company during fiscal 2008, 2007 and 2006, respectively. B&N College reimbursed the Company $3,506,000, $4,889,000 and $2,698,000 for fiscal years 2008, 2007 and 2006, respectively, for capital expenditures, business insurance and other operating costs incurred on its behalf.

The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company’s usage. Such costs which include fuel, insurance and other costs were $1,823,000, $1,921,000 and $1,722,000 during fiscal 2008, 2007 and 2006, respectively, and are included in the consolidated statements of operations in the Company’s Form 10-K.

B&N College operates campus bookstores pursuant to agreements with a large number of colleges and universities. The Company has recently learned that an officer of the Company executed one such agreement between B&N College and a university in 1998 purportedly limiting the Company’s ability to open a store within five miles of the university bookstore without the university’s consent. This agreement, which expires in December 2012, has not played and is not expected to play any role in the Company’s decisions about where to open stores, and the Company has advised B&N College that the provision in question is not enforceable against the Company.

GameStop Corp. (“GameStop”), a company in which Leonard Riggio is a member of the Board of Directors and a minority shareholder, operates departments within some of the Company’s bookstores. GameStop pays a license fee to the Company in an amount equal to 7% of the gross sales of such departments, which totaled $1,250,000, $1,221,000 and $996,000 during fiscal 2008, 2007 and 2006, respectively.

GameStop sells new and used video games and consoles on the Barnes & Noble.com website. Barnes & Noble.com receives a commission on sales made by GameStop. For fiscal years 2008, 2007 and 2006, the commission earned by Barnes & Noble.com was $531,000, $447,000 and $343,000, respectively.

Until June 2005, GameStop participated in the Company’s worker’s compensation, property and general liability insurance programs. The costs incurred by the Company under these programs were allocated to GameStop based upon GameStop’s total payroll expense, property and equipment, and insurance claim history. GameStop reimbursed the Company for these services $162,000, $289,000 and $838,000 during fiscal 2008, 2007 and 2006, respectively. Although GameStop secured its own insurance coverage, costs are continuing to be incurred by the Company on insurance claims which were made under its programs prior to June 2005 and any such costs applicable to insurance claims against GameStop will be charged to GameStop at the time incurred.

The Company is provided with national freight distribution, including trucking services by Argix Direct Inc. (“Argix”), a company in which a brother of Leonard and Stephen Riggio owns a 20% interest, pursuant to a transportation agreement expiring in 2012. The Company paid Argix $16,981,000, $18,953,000 and $20,524,000 for such services during fiscal years 2008, 2007 and 2006, respectively. At the time of the agreement, the cost of freight delivered to the stores by Argix was comparable to the prices charged by publishers and the Company’s other third party freight distributors. However, due to higher contracted fuel surcharge and transportation costs,

Argix’s rates are now higher than the Company’s other third party freight distributors. As a result, the Company amended its existing agreement with Argix effective January 1, 2009. The amendment provides the Company with a $3,000,000 annual credit to its freight and transportation costs for the remaining life of the existing agreement. Argix also leases office and warehouse space from the Company in Jamesburg, New Jersey, pursuant to a lease expiring in 2011. The Company charged Argix $2,835,000, $2,642,000 and $2,005,000 for such leased space and other operating costs incurred on its behalf during fiscal 2008, 2007 and 2006, respectively.

The Company uses Source Interlink Companies, Inc. (“Source Interlink”) as its primary supplier of music and DVD/video, as well as magazines and newspapers. Leonard Riggio is an investor in an investment company that owns a minority interest in Source Interlink. In addition, Ronald W. Burkle, who owns a minority interest in the Company, also owns a minority interest in Source Interlink through his ownership interests in AEC Associates, LLC. The Company paid Source Interlink $395,144,000, $438,159,000 and $442,685,000 for merchandise purchased at market prices during fiscal 2008, 2007 and 2006, respectively. Outstanding amounts payable to Source Interlink for merchandise purchased were $53,217,000, $58,822,000 and $68,048,000 as of January 31, 2009, February 2, 2008 and February 3, 2007, respectively.

The Company uses Digital on Demand as its provider of music and video database equipment and services. Leonard Riggio owns a minority interest in Digital on Demand through the same investment company through which he owns a minority interest in Source Interlink. The Company paid Digital on Demand $4,893,000, $4,396,000 and $4,705,000 for music and video database equipment and services during fiscal 2008, 2007 and 2006, respectively.

Legal Proceedings

The Company is involved in a variety of claims, suits, investigations and proceedings that arise from time to time in the ordinary course of its business, including actions with respect to contracts, intellectual property, taxation, employment, benefits, securities, personal injuries and other matters. The results of these proceedings in the ordinary course of business are not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

The following is a discussion of the material legal matters involving the Company.

In re Barnes & Noble, Inc. Derivative Litigation

In July and August 2006, four putative stockholder derivative actions were filed in New York County Supreme Court against certain members of the Company’s Board of Directors and certain current and former executive officers of the Company, alleging breach of fiduciary duty and unjust enrichment in connection with the grant of certain stock options to certain executive officers and directors of the Company. These actions were subsequently consolidated under the caption In re Barnes & Noble, Inc. Derivative Litigation (the “State Derivative Action”). In September 2006, three putative stockholder derivative actions were filed in the United States District Court for the Southern District of New York naming the directors of the Company and certain current and former executive officers as defendants and alleging that the defendants backdated certain stock option grants to executive officers and caused the Company to file false or misleading financial disclosures and proxy statements. These actions were subsequently consolidated under the caption In re Barnes & Noble, Inc. Shareholders Derivative Litigation (the “Federal Derivative Action”).

On September 6, 2007, the parties in the State Derivative Action and in the Federal Derivative Action signed a Stipulation of Compromise and Settlement (the “Settlement Agreement”) with respect to these matters. In entering into the Settlement Agreement, neither the Company nor any of the named defendants admitted to any liability or wrongdoing. Under the terms of the Settlement Agreement, the Company agreed to institute certain corporate governance and internal control measures and to pay plaintiffs’ attorneys’ fees and expenses in the total amount of $2,750,000.

On May 5, 2008, the New York Supreme Court granted final approval to the Settlement Agreement in the State Derivative Action, and on May 7, 2008, entered final judgment dismissing all of the state derivative claims with prejudice. Pursuant to the terms of the Settlement Agreement, the parties then jointly applied to the United States District Court to dismiss all of the claims in the Federal Derivative Action with prejudice, and on May 16, 2008, the District Court entered an order doing so. The time to file notices of appeal in the State Derivative Action and the Federal Derivative Action expired in June 2008, and no such notices were filed.

In re Initial Public Offering Securities Litigation

The class action lawsuit In re Initial Public Offering Securities Litigation filed in the United States District Court for the Southern District of New York in April 2002 (the “Action”) named over 1,000 individuals and 300 corporations, including Fatbrain.com, LLC, a former subsidiary of Barnes & Noble.com (“Fatbrain”), and its former officers and directors. The amended complaints in the Action all allege that the initial public offering registration statements filed by the defendant issuers with the SEC, including the one filed by Fatbrain, were false and misleading because they failed to disclose that the defendant underwriters were receiving excess compensation in the form of profit sharing with certain of its customers and that some of those customers agreed to buy additional shares of the defendant issuers’ common stock in the after market at increasing prices. The amended complaints also allege that the foregoing constitute violations of: (i) Section 11 of the Securities Act of 1933, as amended (“Securities Act”), by the defendant issuers, the directors and officers signing the related registration statements, and the related underwriters; (ii) Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), by the same parties; and (iii) the control person provisions of the Securities Act and Exchange Act by certain directors and officers of the defendant issuers. A motion to dismiss by the defendant issuers, including Fatbrain, was denied.

After extensive negotiations among representatives of plaintiffs and defendants, the parties entered into a memorandum of understanding (“MOU”), outlining a proposed settlement resolving the claims in the Action between plaintiffs and the defendant issuers. Subsequently a settlement agreement was executed between the defendants and plaintiffs in the Action, the terms of which are consistent with the MOU. The settlement agreement was submitted to the court for approval and on February 15, 2005, the judge granted preliminary approval of the settlement.

On December 5, 2006, the federal appeals court for the Second Circuit issued a decision reversing the District Court’s class certification decision in six focus cases. In light of that decision, the District Court stayed all proceedings, including consideration of the settlement. Plaintiffs then filed, in January 2007, a Petition for Rehearing En Banc before the Second Circuit, which was denied in April 2007. On May 30, 2007, plaintiffs moved, before the District Court, to certify a new class. On June 25, 2007, the District Court entered an order terminating the settlement agreement. On October 2, 2008, plaintiffs agreed to withdraw the class certification motion. On October 10, 2008, the District Court signed an order granting the request.

An agreement in principle has now been negotiated among counsel for all of the issuers, plaintiffs, insurers and underwriters, which has been executed by the Company and remains subject to court approval. If the proposed settlement is approved, no settlement payment will be made by the Company. If the proposed settlement is not approved, the Company intends to vigorously defend this lawsuit.

Barnesandnoble.com LLC v. Yee, et al.

On December 21, 2007, Barnes & Noble.com filed a complaint in the United States District Court for the Eastern District of California for declaratory and injunctive relief against the members of the California Board of Equalization (the “BOE”) and others. The complaint sought a declaration that the actions of the State of California in seeking to impose California sales and use tax on the sales of Barnes & Noble.com for the period of May 1, 2000 through March 31, 2004 in the amount of approximately $17,000,000, plus interest and penalties, violate the Commerce Clause and the First Amendment of the United States Constitution, as well as the

California Administrative Procedures Act. This assessment was also the subject of an administrative protest filed by Barnes & Noble.com. Barnes & Noble.com was also challenging another earlier assessment by the BOE in the amount of approximately $700,000, plus interest and penalties, for the period of November 15, 1999 through January 31, 2000. This earlier assessment was struck down by a decision of the California Superior Court on September 7, 2007 in favor of Barnes & Noble.com, and the BOE filed an appeal in the California Court of Appeal (First District).

On May 29, 2008, the BOE approved a global settlement with Barnes & Noble.com resolving all disputes between Barnes & Noble.com and the State of California for sales and use taxes, including the pending litigation in the United States District Court for the Eastern District of California and the California Court of Appeal (First District). Under the settlement, the two tax determinations against Barnes & Noble.com in the total amount of approximately $17,700,000, plus all interest and penalties, were canceled by the BOE. In addition, the BOE waived all claims for sales and use taxes, interest, and penalties through November 1, 2005, the date on which Barnes & Noble.com voluntarily commenced collecting and remitting sales and use taxes to the State of California. A final settlement agreement was entered into by the parties on August 19, 2008. In connection with the settlement, Barnes & Noble.com paid the State of California $8,302,000 on August 28, 2008.

Hostetter v. Barnes & Noble Booksellers, Inc. et al.

On December 4, 2008, a purported class action complaint was filed against Barnes & Noble Booksellers, Inc. in the Superior Court for the State of California making the following allegations against defendants with respect to hourly managers and/or assistant managers at Barnes & Noble stores located in the State of California: (1) failure to pay wages and overtime; (2) failure to provide meal and/or rest breaks; (3) waiting time penalties; and (4) unfair competition. The complaint contains no allegations concerning the number of any such alleged violations or the amount of recovery sought on behalf the purported class. On March 4, 2009, Barnes and Noble filed an answer denying all claims. On March 5, 2009, Barnes and Noble removed this matter to federal court.

Independent Registered Public Accountants

The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as independent registered public accountants for the Company. The independent registered public accountants examine annual financial statements and provide other non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether other non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and have determined that such services are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

Audit Fees. For fiscal 2008, the Company was billed $1,122,200 by BDO Seidman for professional services rendered for the Company’s audits of the annual financial statements and of internal controls over financial reporting and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC. For fiscal 2007, the Company was billed $1,143,400 by BDO Seidman for professional services rendered for the Company’s audits of the annual financial statements and of internal controls over financial reporting and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC.

Audit-Related Fees. In fiscal 2008, the Company was billed $10,250 for consultation concerning financial accounting and reporting standards. The Company was also billed $34,000 for employee benefit plan audits in fiscal 2008. In fiscal 2007, the Company was billed $13,900 for consultation concerning financial accounting and reporting standards. The Company was also billed $32,000 for employee benefit plan audits in fiscal 2007.

Tax Fees. In fiscal 2008, the Company was billed $397,535 by BDO Seidman for tax fees. In fiscal 2007, the Company was billed $299,512 by BDO Seidman for tax fees.

All Other Fees. The Company was not billed by BDO Seidman for any other fees in fiscal 2008 and fiscal 2007.

Pre-approval Policies and Procedures. The Audit Committee Charter adopted by the Board of Directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. The Audit Committee has approved all of the services provided by BDO Seidman referred to above. The Audit Committee has also authorized the Company’s management in advance to engage the Company’s independent registered public accountants from time to time in the future to perform certain services in areas pre-approved by the Audit Committee that at any one time will not involve more than $25,000 per project and more than $50,000 in the aggregate.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements and management’s report on internal controls be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

Audit Committee

Patricia L. Higgins, Chair Michael J. Del Giudice Margaret T. Monaco

PROPOSAL 2

APPROVAL OF THE BARNES & NOBLE, INC.

2009 INCENTIVE PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted and approved, subject to the approval of the Company’s stockholders, the Incentive Plan, and is recommending that stockholders approve the Incentive Plan at the Meeting. The Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as Directors, employees, consultants and/or advisors of the Company and its affiliates by increasing their proprietary interest in the Company’s growth and success. To attain these ends, the Company has formulated the Incentive Plan to authorize the granting of awards (as described below) to participants whose judgment, initiative and efforts are, have been, or are expected to be, responsible for the success of the Company.

The Incentive Plan permits grants of options, stock appreciation rights (“SARs”), restricted stock, performance awards, other stock unit awards and dividend equivalents. Stockholder approval of the Incentive Plan is intended to, among other things, (1) comply with the rules and regulations of the New York Stock Exchange, and (2) permit the awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

A general description of the principal terms of the Incentive Plan is set forth below. However, the summary does not purport to be a complete description of the Incentive Plan. The description is qualified in its entirety by the terms of the Incentive Plan, as proposed to be adopted, which is attached to this Proxy Statement as Appendix A.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to assist the Company and affiliates of the Company in attracting and retaining selected individuals to serve as Directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the awards granted under the Incentive Plan.

Effective Date

The Incentive Plan will become effective upon stockholder approval at the Meeting and will terminate ten years from the date of the Meeting, unless sooner terminated by the Board of Directors.

Stock Limits

The maximum number of shares of the Company’s common stock issuable under the Incentive Plan is 950,000, plus shares that remain available under the Company’s stockholder-approved 2004 Incentive Plan, as amended (the “2004 Plan”). There are 2,042,672 shares that remain available for issuance under the 2004 Plan as of the record date of the Meeting. Also as of the record date of the Meeting, stock options with respect to 5,785,451 shares are outstanding with a weighted average exercise price of $20.16 and a weighted average remaining term of 3.92 years, and there are 1,201,003 shares of restricted stock outstanding. Any stock that is the subject of an award under the Incentive Plan, including the shares issuable under the 2004 Plan, shall be counted against the limit as one share for every share issued. Under the 2004 Plan, which will remain in effect if the proposed Incentive Plan is not approved, any stock that is the subject of an option award or a stock appreciation right is counted as one share for every share issued and any stock that is the subject of any award other than an option award or a stock appreciation right is counted as two shares for every share granted.

In general, stock is counted against the limit only to the extent that it is actually issued. Thus, stock which terminates by expiration, forfeiture, cancellation or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering stock to the Company, only the number of shares issued, net of the shares tendered, will be deemed issued under the Incentive Plan.

Additionally, the Incentive Plan imposes the following annual per-participant award limits (within the meaning of Section 162(m)(3) of the Code): no participant may be granted (i) options or SARs during any 36-month period with respect to more than 1,000,000 shares or (ii) restricted stock, performance awards or other stock unit awards that are denominated in stock in any 36-month period with respect to more than 1,000,000 shares. Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock is $5,000,000.

The number and kind of stock that may be issued, the number and kind of stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations. However, the Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” under Code Section 409A.

Other Company Plans

Stock available under the Incentive Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the then number of shares available under the Incentive Plan for future awards, but will not be subject to the 12 and 36 month stock or dollar limitations referred to above.

Administration

The Compensation Committee is responsible for administering the Incentive Plan and has the discretionary power to interpret the terms and intent of the Incentive Plan and any Incentive Plan-related documentation. The Compensation Committee is also responsible for determining the eligibility for awards, the terms and conditions of awards, and the adoption of rules, regulations, forms, instruments, and guidelines pertaining to the Incentive Plan. Determinations of the Compensation Committee made under the Incentive Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company, subject to the requirements of Section 162(m) of the Code, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules of the New York Stock Exchange. The Incentive Plan limits the discretion of the Compensation Committee in certain instances to avoid the creation of “deferred compensation” under, and to otherwise comply with, Code Section 409A.

Eligibility

Individuals eligible to receive awards under the Incentive Plan are employees and directors of the Company or of any affiliate of the Company, and consultants, agents and advisors who provide services to the Company and any affiliate of the Company, as selected by the Compensation Committee.

Options

The Compensation Committee may grant options under the Incentive Plan either alone or in addition to other awards granted under the Incentive Plan. The exercise price for options cannot be less than the fair market value of the stock underlying such options on the date of grant, which shall be the closing price of the stock as reported on the New York Stock Exchange on the date of grant. The Compensation Committee may provide that an option will be automatically exercised, without further action by the holder, on the last day of such option’s exercise period if, on such day, the fair market value of the stock to be acquired underlying such option exceeds the aggregate exercise price. The Incentive Plan expressly prohibits repricing of options. The latest expiration date of an option cannot be later than the tenth (10th) anniversary of the date of grant. The exercise price may be paid with cash or its equivalent, with previously acquired stock (in certain circumstances, that have been held at least six months), or by certain other means with the consent of the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Incentive Plan either alone or in tandem with options or other awards. Upon the exercise of an SAR, the holder will have the right to receive the excess of (i) the fair market value of one share on the date of exercise over (ii) the grant price of the SAR on the date of grant which will not be less than the fair market value of one share on the date of grant. The Compensation Committee may provide that an SAR will be automatically exercised, without further action by the holder, on the last day of such SAR’s exercise period, if on such day, the fair market value of the stock to which such SAR relates exceeds the aggregate grant price of such SAR on the date of grant. Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof. Additionally, the following terms will be applicable to SARs granted under the Incentive Plan:

•	Any SAR granted in tandem with an option may be granted at the same time as the related option is granted or at any time thereafter before exercise or expiration of the option.

•

Any SAR granted in tandem with an option may be exercised only when the related option would be exercisable and the fair market value of the stock subject to the related option exceeds the option price at which stock can be acquired pursuant to the option.

•	Any option related to a tandem SAR will no longer be exercisable to the extent the tandem SAR has been exercised.

The Incentive Plan expressly prohibits repricing of SARs.

Restricted Stock

The Compensation Committee may award restricted stock either alone or in addition to other awards under the Incentive Plan. Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is generally treated as a stockholder of the Company (subject to certain restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock. However, subject to compliance with Code Section 409A, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award shall not be paid currently but shall be accumulated until the applicable restricted stock has vested. Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company), restricted stock awards subject solely to continued employment will have a restriction period of not less than three years from the date of grant of the restricted stock award (but pro-rata vesting is permitted over that time).

Other Stock Unit Awards

Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property, may be granted to participants, either alone or in addition to other awards granted under the Incentive Plan. These other stock unit awards will be paid only in stock. Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company), other stock unit awards subject solely to continued employment restrictions will be subject to restrictions imposed by the Compensation Committee for a period of not less than three years from date of grant (but pro-rata vesting is permitted over that time). Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions and the holder of such an award is treated as a stockholder with respect to the award when the stock is delivered in the future.

Performance Awards

Performance awards may be granted under the Incentive Plan, either alone or in addition to other awards granted under the Incentive Plan. Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period, which period shall not be shorter than 12 months. Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described below the heading “Code Section 162(m) Provisions.”

Code Section 162(m) Provisions

If the Compensation Committee determines at the time restricted stock, a performance award or other stock unit award is granted to a participant who is, or is likely to be, at the end of the tax year in which the Company would claim a tax deduction in connection with such award, a covered employee, then the Compensation Committee may provide that the following provisions are applicable to such award (these awards are referred to as “Covered Awards” below):

Performance Criteria. Covered Awards will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate of the Company, division or business unit of the Company for or within which the participant is primarily employed.

Additionally, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Incentive Plan, the number and kind of stock that may be issued, the number and kind of stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock subject to an award that has not actually been issued under the award. Also if granted on performance awards, such dividend equivalents shall not be paid currently, but shall be accumulated or reinvested until the applicable stock subject to the performance award has been earned or vested.

Deferrals

The Compensation Committee may require or permit a participant to defer the receipt of cash or stock pursuant to any awards under the Incentive Plan, subject to compliance with Code Section 409A.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards upon a Change of Control and Related Transactions

One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement).

Amendments

The Board of Directors may at any time alter, amend, suspend, or terminate the Incentive Plan, except that no amendment of the Incentive Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (i) increase the number of shares that may be the subject of awards; (ii) expand the types of awards available; (iii) materially expand the class of persons eligible to participate; (iv) permit options or tandem SARs to be issued or repriced at option prices less than 100% of fair market value; (v) increase the maximum permissible term for options; or (vi) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants. No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant’s consent.

Transferability

Except to the participant’s spouse and/or children (and/or trusts and/or partnerships established for the benefit of the participant’s spouse or children) as approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution.

Clawback

The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate of the Company, including fraud, or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. Additionally, the Compensation Committee may also provide that (a) a participant will forfeit any gain realized on the vesting or exercise of such award if the participant engages in such activities referred to in the preceding sentence, or (b) if a participant must repay the gain to the Company realized under a previously paid performance award if a financial restatement reduces the amount that would have been earned under such performance award.

Material Federal Income Tax Considerations

The following is a brief summary of the principal federal income tax consequences of awards under the Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Options

In general, an optionee does not recognize taxable income upon the grant of an option. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the stock received upon exercise of the option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option. The foregoing discussion does not address the tax treatment with respect to options that would qualify as “incentive stock options” under Section 422 of the Code, which historically have not been granted by the Company.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the stock becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the stock at the time the restrictions lapse less the cash, if any, paid for the stock.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the stock) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the stock will be taxed as capital gains when the stock is sold. However, if after making such an election, the stock is forfeited, the participant will be unable to claim any loss deduction.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of an SAR or an award of other stock units or performance awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any stock received on the date of payment. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or is among one of the three other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the Incentive Plan made to these employees in the form of options, performance-based restricted stock, performance awards, SARs, and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation, but no assurance can be made in this regard.

Withholding Taxes

Awards made to participants under the Incentive Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR APPROVAL OF THE INCENTIVE PLAN UNLESS A VOTE AGAINST THE INCENTIVE PLAN OR AN ABSTENTION, WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE INCENTIVE PLAN, IS SPECIFICALLY INDICATED.

PROPOSAL 3

APPROVAL OF THE BARNES & NOBLE, INC.

2009 EXECUTIVE PERFORMANCE PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted and approved, subject to approval of the Company’s stockholders, the Performance Plan, and is recommending that stockholders approve the Performance Plan at the Meeting. The Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to stimulate the efforts of such individuals to contribute to the continued success and growth of the Company’s business. To attain these ends, the Company has formulated the Performance Plan to authorize the awarding of bonuses that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

A general description of the principal terms of the Performance Plan is set forth below. However, the summary does not purport to be a complete description of all the provisions of the Performance Plan. This description is qualified in its entirety by the terms of the Performance Plan, as proposed to be adopted, which is attached to this Proxy Statement as Appendix B.

Purpose of the Performance Plan

The purpose of the Performance Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code, to attract and retain senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services.

Effective Date

The Performance Plan will become effective upon stockholder approval at the Meeting.

Administration

The Performance Plan will be administered by the Compensation Committee. The Compensation Committee will interpret the Performance Plan, establish rules and regulations to the operation of the Performance Plan, select participants, determine the terms and conditions of Incentive Awards (subject to the provisions of the Performance Plan), and make all other determinations and take all other actions necessary or appropriate in the administration of the Performance Plan.

Eligibility

The Performance Plan permits the grant of awards only to the Company’s Chief Executive Officer and any other executive officer of the Company or of any non-publicly held subsidiary, as selected by the Compensation Committee.

Awards

Amount. Each Incentive Award shall be equal to 1.5% of “Operating Income,” as defined. Any Incentive Award may be reduced at any time in whole or in part by the Compensation Committee in its sole discretion. As defined in the Performance Plan, “Operating Income” shall mean the gross profit minus operating expenses of the Company and its subsidiaries on a consolidated basis, before deduction of interest payments and income taxes and accrual of any amounts for payment under the Performance Plan for the performance period, as reported in the Company’s income statement for the applicable performance period, without regard to items relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) changes in accounting standards required by generally accepted accounting principles, in each case as determined in accordance with generally accepted accounting principles.

Performance Period; Procedure.

Not later than 90 days after the commencement of each fiscal year of the Company, the Compensation Committee shall, in writing, designate one or more performance periods for such fiscal year, provided that any performance period of less than one year shall be designated no later than the date on which 25% of such performance period has lapsed, and shall also do the following:

•	determine the participants for such performance period(s); and

•	specify any adjustments to the “Operating Income” for the performance period.

If a person becomes eligible to participate in the Performance Plan after the Compensation Committee has made its initial written determination of the participants for a performance period, such individual may become a participant for the performance period if so designated by the Compensation Committee in writing.

Certification. As soon as reasonably practicable following the conclusion of each performance period, the Compensation Committee will certify, in writing, the amount of the “Operating Income” and the Incentive Award for each participant.

Payment. Following each certification, the Compensation Committee will determine the amount of the Incentive Award actually payable to each participant in its sole discretion based upon such factors as it deems appropriate, provided that the actual Award shall not exceed the Incentive Award with respect to such participant. Awards will be paid in cash, or, in the Compensation Committee’s sole discretion, in stock obtained from a stockholder-approved stock plan of the Company or any combination thereof.

Deferral. A participant will be entitled to elect to defer payment of any award under the Performance Plan pursuant to a plan or arrangement satisfying the requirements of Code Section 409A.

Changes in Employment. If a person becomes a participant during a performance period after the Compensation Committee has made its initial determination of the participants for a performance period as described above or if a participant dies or retires or if a participant’s employment otherwise ceases during a performance period (except for termination by the Company for cause, as determined by the Compensation Committee in its sole discretion), the Incentive Award payable to such a participant may be proportionately reduced based on the period of actual employment during the applicable performance period, as determined by the Compensation Committee in its sole discretion.

Amendments

The Board of Directors may at any time alter, suspend, or terminate the Performance Plan, except that no amendment of the Performance Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation, including Section 162(m) of the Code or by the rules and regulations of the New York Stock Exchange.

Material Federal Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Performance Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Compensation paid under the Performance Plan will constitute ordinary income taxable to the recipient (subject to applicable withholding requirements) when paid or otherwise made available to such recipient and, subject to the discussion below, will be deductible by the Company.

Under Section 162(m) of the Code, the Company generally may not deduct for federal income tax purposes certain employee compensation that would otherwise be deductible to the extent that such compensation exceeds one million dollars ($1,000,000) for any covered employees in any fiscal year. However, compensation that is “performance-based” (as defined in Section 162(m) of the Code) is not subject to the deductibility limitations. The Performance Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as performance-based compensation which is not subject to the limitation. Compensation paid under the Performance Plan will not be subject to the deduction limit if:

•	it is payable on account of the attainment of the pre-established, objective performance goals set forth within the Performance Plan;

•	the Compensation Committee, which is comprised solely of outside directors, approves the maximum individual awards at or near the beginning of each performance period;

•	the Performance Plan, which sets forth the material terms of the compensation and the performance goals, is disclosed to and approved by stockholders before payment; and

•	the Compensation Committee certifies that the performance goals have been satisfied before payment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PERFORMANCE PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR APPROVAL OF THE PERFORMANCE PLAN UNLESS A VOTE AGAINST THE PERFORMANCE PLAN OR AN ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of BDO Seidman, LLP, which firm was engaged as independent registered public accountants for fiscal 2008, to audit the financial statements of the Company for the fiscal year ending January 30, 2010. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, Directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than 10-percent stockholders were complied with.

OTHER MATTERS

The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated for any such services. In addition, the Company has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

Financial and Other Information. The Company’s Annual Report for the fiscal year ended January 31, 2009, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals. Proposals of stockholders intended to be included in the proxy materials for the annual meeting of stockholders to be held in 2010 must be received by the Company’s Corporate Secretary, at Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than December 17, 2009.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must give written notice to the Corporate Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

LEONARD RIGGIO

Chairman

April 16, 2009

APPENDIX A

BARNES & NOBLE, INC.

2009 INCENTIVE PLAN

BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2009 Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2

DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan. Notwithstanding the foregoing, no Award shall be granted to a Participant if the grant of such Award would cause such Award to constitute “deferred compensation” within the meaning of Code Section 409A by virtue of the Company’s failure to constitute an “eligible issuer of service recipient stock” within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(iii)(E), or any successor regulation thereto.

2.3. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.6. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

2.7. “Company” has the meaning set forth in introductory paragraph of the Plan.

2.8. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.9. “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Subsidiary.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11. “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the per Share closing price of the Shares as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded. If the Company is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A.

2.14. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.15. “Limitations” shall have the meaning set forth in Section 10.5.

2.16. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.17. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.18. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.19. “Payee” shall have the meaning set forth in Section 13.1.

2.20. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.21. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.22. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.23. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.25. “Prior Plans” shall mean, collectively, the Company’s 1996 Incentive Plan, as amended, and the Company’s 2004 Incentive Plan, as amended.

2.26. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Period” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.29. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.31. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.34. “Treasury Regulations” shall mean the federal income tax regulations promulgated under the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 950,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for grant under the 2004 Incentive Plan on the effective date of the Plan.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

(e) Grants of Awards as a material inducement to a person becoming an employee of the Company or any Subsidiary, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the Shares authorized for issuance under the Plan if the Committee determines to not grant such Awards under the Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board if the Award is not comparable and consistent with Awards to Directors who are not members of the Committee.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Such delegation shall be subject to the requirements of Code Section 162(m), Rule 16b-3 of the Exchange Act, and the rules of the New York Stock Exchange.

ARTICLE 5

OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time. The Committee may provide in the Award Agreement relating to an Option that such Option will be automatically exercised, without further action required by the holder, on the last day of such Option’s exercise period if, on such day, the Fair Market Value of the Shares to be acquired pursuant to an exercise of such Option exceeds the aggregate option price payable to exercise such Option.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option (at a time when the option price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with Substitute Awards) or cash (other than in connection with a “change of control” of the Company), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

5.4. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), provided that, in the case of a person then subject to Section 16 of the Exchange Act, such Shares have been owned for a period of at least six months, (c) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 950,000 Shares.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, but only to the extent such Stock Appreciation Right is either not considered “deferred compensation” for purposes of Code Section 409A or complies with the requirements of Code Section 409A.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. The Committee may provide in the Award Agreement relating to a Stock Appreciation Right that such Stock Appreciation Right will be automatically exercised, without further action required by the holder, on the last day of such Stock Appreciation Right’s exercise period if, on such day, the Fair Market Value of the Shares to which such Stock Appreciation Right relates exceeds the aggregate grant price of such rights on their date of grant.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of

Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, other than pursuant to Section 12.2, the Committee shall not be permitted to (a) reduce the base amount of any Stock Appreciation Right after it is granted, (b) cancel any Stock Appreciation Right (at a time when the base amount per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with Substitute Awards) or cash (other than in connection with a “change of control” of the Company), and (c) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 7

RESTRICTED STOCK AWARDS

7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. Subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock Award shall not be paid currently but shall be accumulated until the applicable Restricted Stock has vested. In any event, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4. Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to (a) any Substituted Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Article 9, (b) Awards to new hires, (c) Awards to non-employee Directors, or (d) Awards in payment of earned compensation. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

ARTICLE 8

OTHER STOCK UNIT AWARDS

8.1. Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substituted Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9, grants of Other Stock Unit Awards on a deferred basis, Awards to new hires, Awards to non-employee Directors, or Awards in payment of earned compensation. Notwithstanding the foregoing, the terms of all Other Stock Unit Awards so granted will be structured so that such Other Stock Unit Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE 9

PERFORMANCE AWARDS

9.1. Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. Notwithstanding the foregoing, the terms of all Performance Awards so granted will be structured so that such Performance Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3. Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary dividend or other similar distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.5. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares or (ii) to the extent intended to be “performance-based compensation” under Code Section 162(m), Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 36-month period with respect to more than 1,000,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than Shares, to the extent intended to be “performance-based compensation” under Code Section 162(m), is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.6. Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof. Notwithstanding anything in this Article 10 to the contrary, to the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards, but will not be subject to the Share or dollar limitations set forth in Section 10.5 above.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

11.1. Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, “Change in Control” shall mean an event which shall occur if there is: (i) a change in the ownership of the Company as defined in Treasury Regulations 1.409A-2(i)(5)(v); (ii) a change in the effective control of the Company as defined in Treasury Regulations 1.409A-2(i)(5)(vi); or (iii) a change in the ownership of a substantial portion of the Company’s assets as defined in Treasury Regulations 1.409A-2(i)(5)(vii). The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption Upon Change of Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (b) and (d). For the purposes of this Section 11.2, an Option,

Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(g), (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, no Award shall be adjusted, substituted or otherwise modified pursuant to this Section 12.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to the Participant’s spouse and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse and/or children); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award. Notwithstanding the foregoing, such Dividend Equivalents shall not be granted if the terms of the grant of such Dividend Equivalents would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A. Furthermore, if granted on Performance Awards, such Dividend Equivalents shall not be paid currently, but shall be accumulated or reinvested until the applicable Shares subject to the Performance Award have been earned and vested.

ARTICLE 13

MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction. All references in the Plan to “Section, “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.15. Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of this Plan.

13.16. Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that (a) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (b) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Performance Award.

APPENDIX B

BARNES & NOBLE, INC.

2009 EXECUTIVE PERFORMANCE PLAN

BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2009 Executive Performance Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to stimulate the efforts of such individuals to contribute to the continued success and growth of the Company’s business; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the awarding of bonuses that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1. Purposes. The purposes of the Plan are to provide personal incentive and financial rewards to senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services. Making such senior management participants in that success will advance the interests of the Company and its stockholders and will assist the Company in attracting and retaining such senior management.

ARTICLE 2

DEFINITIONS

2.1. “Award” shall mean the amount of the Incentive Award paid to a Participant pursuant to the Plan.

2.2. “Board” shall mean the board of directors of the Company.

2.3. “Certification” shall have the meaning set forth in Section 4.2.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

2.6. “Company” has the meaning set forth in the introductory paragraph of the Plan.

2.7. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.8. “Incentive Award” shall mean an amount equal to 1.5% of the Company’s Operating Income for the Performance Period for each Participant.

2.9. “Operating Income” shall mean the gross profit minus operating expenses of the Company and its Subsidiaries on a consolidated basis, before deduction of interest payments and income taxes and accrual of any amounts for payment under this Plan for the Performance Period, as reported in the Company’s income statement for the applicable Performance Period, without regard to items relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) changes in accounting standards required by generally accepted accounting principles, in each case as determined in accordance with generally accepted accounting principles and as reported in (x) the Company’s consolidated statement of operations, (y) notes to the Company’s consolidated financial statements or (z) management’s discussion and analysis with respect to the Company’s consolidated financial statements as filed with the U.S. Securities and Exchange Commission, in each case for the applicable Performance Period.

2.10. “Participant” shall mean the Company’s Chief Executive Officer and each other executive officer of the Company selected by the Committee pursuant to Section 4.1 to participate in this Plan with respect to any given Performance Period.

2.11. “Performance Period” shall mean the Company’s fiscal year or any other period during a fiscal year that the Committee, in its sole discretion, may determine.

2.12. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.13. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, excluding any such Subsidiary whose securities are publicly traded.

ARTICLE 3

ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or any Subsidiary selected by the Committee to participate in the Plan.

3.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Incentive Awards may from time to time be granted hereunder; (ii) determine the terms and conditions of Incentive Awards, not inconsistent with the provisions of the Plan, and whether an Award shall be paid in cash or Shares; (iii) determine the time when Incentive Awards will be made and the Performance Period to which they relate; (iv) certify the calculation of Operating Income and the amount of the Incentive Award payable to each Participant in respect of Performance Periods; (v) in connection with the determination of the amount of each Award, determine whether and to what extent the Incentive Award shall be reduced based on such factors as the Committee deems appropriate in its discretion; (vi) interpret and administer the Plan;

(vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant and any person claiming any benefit or right under an Incentive Award or under the Plan. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c) To the extent not inconsistent with the applicable provisions of Section 162(m) of the Code, applicable law or the rules and regulations of the New York Stock Exchange, the Committee may delegate to one or more officers of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

ARTICLE 4

AWARDS

4.1. Performance Period. Not later than 90 days after the commencement of each fiscal year of the Company, the Committee shall, in writing, (i) designate one or more Performance Periods for such fiscal year, provided that any Performance Period of less than one year shall be designated no later than the date on which 25% of such Performance Period has lapsed, (ii) determine the Participants for such Performance Period(s), and (iii) specify any adjustments to Operating Income for the Performance Period. If a person becomes eligible to participate in the Plan after the Committee has made its initial written determination of the Participants for a Performance Period, such individual may become a Participant for the Performance Period if so designated by the Committee in writing.

4.2. Certification. As soon as reasonably practicable following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of Operating Income and the Incentive Award for each Participant (the “Certification”).

4.3. Payment of Incentive Awards. Following each Certification, the Committee shall determine the amount of the Incentive Award actually payable to each Participant in its sole discretion based on such factors as it deems appropriate, provided that the actual Award shall not exceed the Incentive Award with respect to such Participant. The Award amount determined by the Committee for a Performance Period shall, subject to Section 4.4, be paid to each Participant no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends. Awards shall be paid in cash or, in the Committee’s sole discretion, in shares under a shareholder approved stock plan of the Company or any combination thereof.

4.4. Deferral. A Participant shall be entitled to elect to defer the payment of any Award payable to such Participant under the Plan pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.5. Changes in Employment. If a person becomes a Participant during a Performance Period (pursuant to the last sentence of Section 4.1 herein) or if a Participant dies or retires or if a Participant’s employment otherwise ceases during a Performance Period (except for termination by the Company for cause, as determined by the Committee in its sole discretion), the Incentive Award payable to such a Participant may be proportionately reduced based on the period of actual employment during the applicable Performance Period), as determined by the Committee in its sole discretion.

ARTICLE 5

GENERALLY APPLICABLE PROVISIONS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code or by the rules and regulations of the New York Stock Exchange.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

5.3. Tax Withholding. The Company or any Subsidiary shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company or any Subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.6. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.7. Construction. All references in the Plan to “Section,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the word “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.8. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

5.9. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and construed accordingly.

5.10. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.11. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

Please mark your votes as indicated in this example	☒

		FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

1.	ELECTION OF DIRECTORS Nominees: 01 William Dillard, II 02 Patricia L. Higgins 03 Irene R. Miller	☐	☐	☐	2. APPROVAL OF THE BARNES & NOBLE, INC. 2009 INCENTIVE PLAN	☐	☐	☐
					3. APPROVAL OF THE BARNES & NOBLE, INC. 2009 EXECUTIVE PERFORMANCE PLAN	☐	☐	☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				4. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent registered public accountants of the Company for the fiscal year ending January 30, 2010.	☐	☐	☐
*Exceptions _____________________________________________________

Mark Here for Address ☐ Change or Comments SEE REVERSE

Signature _________________________________	Signature _________________________________	Date ________

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.eproxy.com/bks Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Barnes & Noble, Inc.’s Annual Report is available at www.barnesandnobleinc.com/annualreport and the Proxy Statement is available at www.barnesandnobleinc.com/proxystatement	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

BARNES & NOBLE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 8, 2009, at the Annual Meeting of Stockholders to be held on June 2, 2009, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued, and to be signed and dated on the reverse side.)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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▲    FOLD AND DETACH HERE    ▲

You can now access your BARNES & NOBLE, INC. account online.

Access your Barnes & Noble, Inc. shareholder account online via Investor ServiceDirect®(ISD).

The transfer agent for Barnes & Noble, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Choose MLinkSMfor fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.